UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Zendesk Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Zendesk, Inc.
989 Market Street
San Francisco, CA 94103
July 11, 2022

Dear Zendesk Stockholder:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Zendesk, Inc. (“Zendesk”) which will be held virtually on August 17, 2022 at 8:00 a.m. Pacific Time.

As we prepare for our Annual Meeting, we reflect upon another year of significant change and growth. We continue to see our customers and the businesses they serve, our employees and the neighborhoods in which they live, our offices and communities they are located in around the world, and our own families, in a constant state of evolution. This evolution is leading to a reimagining in the way we live and work, led by the acceleration of a digital-first economy and a remote-first workforce. Despite this, Zendesk continues to be the service and sales software company that makes it easy for companies and customers to create connections. Our solutions power billions of customer conversations around the world. By focusing on simplifying complexity and increasing efficiency, Zendesk helps businesses move fast and adapt to changing customer needs and expectations.

The Zendesk Suite combines several of our customer service products including Support, Guide, Talk, Explore, Chat, Gather, and Sunshine into one powerfully simple offering. Additionally, both customers and our sales team benefit from having this powerful combination available in a single product with an easy-to-understand price point. Our customers’ response to Suite has been tremendous: since its launch February 2021, Suite has grown to account for 35% of our ARR and over $500 million in total ARR as of year end 2021.

We are also pleased that our investments into the enterprise customer segment are now showing significant results. These investments have been made over multiple years across our product, go-to-market, and other teams to provide enterprise customers with the quality of product and service that they expect. As a result, we achieved several milestones this year: customers generating over $250,000 in annual recurring revenue (“ARR”) now account for 38% of our total ARR, up from 32% at the end of 2020, while we now have over 100 customer accounts generating $1 million or more in ARR.

These factors and more allowed us to deliver 30% year-on-year revenue growth in 2021, an acceleration from our 26% growth rate in 2020. Additionally, they gave us the confidence to raise our 2025 revenue target to $3.4 billion, or a 26% compound annual growth rate over the next four years.

In addition to our investments in the enterprise customer segment, we strive each day to live our values of inclusivity, humblidence, trust, simplicity, purpose and community. We are investing our time and resources to help these communities to both meet the challenges of today and thrive in the future. At Zendesk, we believe this work starts with a fundamental commitment to diversity, equity and inclusion. We are embodying this commitment through targeted recruiting partnerships, debiasing our job descriptions using artificial intelligence software, and initiatives that focus on ensuring representation from underrepresented communities. To ensure that our value of inclusivity permeates throughout Zendesk, we continue to invest in inclusive talent management and retaining diverse talent by building and supporting our employee communities. More than ever, we’re committed to building a diverse and creative company that stands for empathy, equity, and being a good neighbor to the communities we serve.

We invite you to read more below and in our letter to stockholders dated February 10, 2022, including major developments in our solutions during 2021, and our approach for delivering continued growth and value for our stockholders. Our quarterly stockholder letter also contains more information regarding how we calculate some of our operating metrics, such as ARR and customer accounts.

You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEN2022, where you will be able to listen to the meeting live, submit questions, and vote online. Details including how to attend the Annual Meeting online, and the business to be conducted, are more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of and continued interest in Zendesk. We look forward to your attendance at our Annual Meeting.

Sincerely,

Mikkel Svane
Chair of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

We have engaged MacKenzie Partners, Inc., who we refer to as “MacKenzie Partners,” to assist in the solicitation of proxies for the Annual Meeting. Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

2022 PROXY STATEMENT	1

In this Proxy Statement, the terms “Zendesk,” “the Company,” “we,” “us,” and “our” refer to Zendesk, Inc. and its subsidiaries. Notice is hereby given that Zendesk will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) virtually on August 17, 2022 at 8:00 a.m. Pacific Time.

To elect three Class II directors, Mr. Michael Frandsen, Mr. Brandon Gayle and Mr. Ronald Pasek to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers;	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers; and	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations, and postponements thereof).

We are continuing our virtual meeting format to enable greater participation of and access by more of our stockholders while decreasing the cost of conducting the meeting and reducing the environmental impact of our meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Only stockholders of record at the close of business on June 27, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting virtually, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Zendesk the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors unless you provide specific instructions to your broker by completing and returning any voting instruction form that your broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting virtually, revoking your earlier submitted proxy, or voting your stock at the virtual meeting.

If you have any questions regarding this information or the proxy materials, please contact our investor relations department at ir@zendesk.com.

By Order of the Board of Directors,

Mikkel Svane
Chair of the Board of Directors and Chief Executive Officer

San Francisco, California
July 11, 2022

2

Champions of Customer Service

Zendesk is built to give organizations of all sizes, in every industry, the ability to deliver a transparent, responsive, and empowering customer experience. With solutions designed to address an increasingly broad set of customer interactions, Zendesk allows organizations to deliver omnichannel customer service, customize and build apps across the customer journey.

Zendesk’s solutions are developed to support a shared services infrastructure and common customer data platform. Zendesk offers solutions that are used throughout the customer lifecycle by key customer-facing teams, including support, sales, customer success, and more.

The Zendesk Suite, our service solution brings together all the critical components for delivering great customer service teams for success, and keeping businesses in sync. With respect to the Zendesk Suite, we offer five tiers: Suite Team, Suite Growth, Suite Professional, Suite Enterprise, and Suite Enterprise Plus.

Suite Team: Suite Team was designed to get up and running immediately so companies can provide value to their customers from day one.

Suite Growth: Suite Growth allows our customers to unlock even more self-service features and offers a robust knowledge base.

Suite Professional: Suite Professional provides capabilities around internal efficiency and communication. It comes with functionality that allows agents to communicate both internally and externally with individuals who do not have a Zendesk account and includes robust routing capabilities so customers are sent to the right department.

Suite Enterprise: Suite Enterprise provides more control and customization and offers comprehensive analytics solutions, including live charts and dashboards and advanced sharing capabilities.

Suite Enterprise Plus: Suite Enterprise Plus comes with our High Volume API to scale data operations, our Premium Sandbox that allows companies to build, test, and train in a real environment, and enterprise-class security features and comprehensive audits of our applications, systems, and networks.

Our platform solutions include:

Sunshine™ is the foundation beneath Zendesk—built to help you create the best customer experiences. Our open and flexible platform provides organizations with the ability to model, store, and manage customer profiles, events, objects, and relationships.

Sunshine Conversations, Zendesk’s messaging platform solution, helps organizations build immersive messaging experiences across channels.

Our solutions include:

Agent workspace is an easy-to-use system for tracking, prioritizing, and solving customer support tickets.	Help center is a knowledge base that powers customer self-service with content that is created and organized by each business.	Live chat and messaging is live chat software that provides a fast and responsive way to connect with customers in the moment.
Voice is cloud-based call center software for more personal and productive phone and short message service support conversations.	Sales CRM to enhance productivity, processes, and pipeline visibility for sales teams.	Analytics and Reporting provides analytics for organizations to measure and improve the entire customer experience.	Community enables companies to provide trusted and transparent support to customers through online community forums.

2022 PROXY STATEMENT	3

ZENDESK AT A GLANCE

Performance highlights for 2021

In 2021, we generated $1.339bn in revenue, up 30% from our 2020 revenue performance. While the COVID pandemic continued to have a varying impact over the course of the year, we continued to see strong demand for our modern, cloud-based customer service, CRM, and messaging products. In an increasingly digital-first world, businesses are seeking not only best-in-class solutions to address customers’ needs, but also solutions that can be rapidly deployed, have low implementation cost, and are easy for their agents to use.

REVENUE (IN $ MILLIONS)

Customer accounts generating over $250k in ARR were particularly important contributors to our success in 2021. These customer accounts grew to account for 38% of our total ARR and this segment grew significantly faster than our other customer segments. Our success in this segment is due to the significant investments we have made in both product and go-to-market motion to serve enterprise customers. During 2021, some of our product and feature innovations included the launches of:

●	Zendesk Suite: Our comprehensive customer service solution which brings together service-oriented products that were previously sold on a standalone basis such as Support, Chat, Talk, Guide, Gather, Explore, and Sunshine. As of year end 2021, Zendesk Suite grew to over $500 million in ARR and accounted for approximately 35% of our total ARR.
●	Zendesk messaging: Our messaging feature allows companies to deliver rich, modern, and automated conversational experiences out of the box on their websites and mobile apps. Our messaging feature is powered by our Sunshine Conversations platform.
●	Flow Builder for Answer Bot: A click-to-configure tool for admins to build engaging conversational experiences for Zendesk messaging and social features without writing a single line of code.

GAAP OPERATING MARGIN	NON-GAAP OPERATING MARGIN

Non-GAAP results exclude the following (in millions)	2015 ($)	2016 ($)	2017 ($)	2018 ($)	2019 ($)	2020 ($)	2021 ($)
Share-based compensation	52.6	73.4	84.6	119.5	156.7	182.2	230.2
Employer tax related to employee stock transactions	1.5	3.9	4.8	8.9	9.6	10.0	13.1
Amortization of purchased intangibles	2.2	3.8	3.7	4.8	10.4	10.7	7.2
Acquisition-related expenses	1.0	0.0	2.2	6.8	11.2	7.7	13.9
Amortization of share-based compensation capitalized in internal-use software	1.1	1.8	1.8	1.5	1.7	2.1	1.6
Real estate impairments	—	—	—	—	—	15.0	1.3
*

For more information regarding our customers and paid customer accounts and the percentage of ARR from customers with 100 or more Zendesk Support agents and the percentage of our total ARR from customers with ARR of $100,000 or more, please see our Annual Report on Form 10-K for the year ended December 31, 2021 and our letter to stockholders dated February 10, 2022. As used herein, “GAAP” refers to United States Generally Accepted Accounting Principles.

4

01	LETTER FROM THE CHAIR OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

02	NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

03	ZENDESK AT A GLANCE

06	CORPORATE GOVERNANCE
	06	Board snapshot
	06	Board of Directors
	07	Governance at Zendesk
	14	Board refreshment and succession planning
	16	The Board’s role and responsibilities
	18	Board structure
	22	Board practices, policies and processes
	26	Compensation of directors
	29	ESG at Zendesk: environmental, workforce, and community sustainability

34	EXECUTIVE OFFICERS

36	COMPENSATION DISCUSSION AND ANALYSIS
	38	Executive overview
	41	Design and structure of 2021 executive compensation
	50	Procedures for determining compensation
	52	Other compensation policies
	54	Report of the Compensation Committee of the Board of Directors

55	EXECUTIVE COMPENSATION TABLES
	55	Summary compensation table—2021
	56	Grants of plan-based awards in 2021
	58	Outstanding equity awards at fiscal year-end table—2021
	60	Option exercises and stock vested in 2021
	61	Employment arrangements
	62	Potential payments upon termination or change in control
	64	CEO pay ratio
	65	Equity compensation plan information
	65	Pension benefits
	65	Non-qualified deferred compensation
	65	Section 401(k) plan

66	AUDIT MATTERS
	66	Selection of independent registered public accounting firm
	66	Auditor fees
	67	Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent registered public accounting firm
	67	Report of the Audit Committee of the Board of Directors

68	PROPOSAL ONE: ELECTION OF DIRECTORS

69	PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

70	PROPOSAL THREE: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

71	PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

72	INFORMATION ABOUT STOCK OWNERSHIP

74	GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

77	PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS

78	TRANSACTION OF OTHER BUSINESS

2022 PROXY STATEMENT	5

Board snapshot (As of July 6, 2022)

Board of Directors

		Director Since		Committee Membership
Name and Principal Occupation	Age(1)		Independent	AC(2)	CC	NCG(3)
CARL BASS Lead Independent Director Former President and Chief Executive Officer of Autodesk, Inc.	65	2016	Yes		●
MICHAEL FRANDSEN Executive Director, Products at Workday, Inc.	61	2017	Yes	●
BRANDON GAYLE Chief Operating Officer of San Antonio Spurs LLC d/b/a Spurs Sports & Entertainment	41	2021	Yes	●
RONALD PASEK(6) Former Executive Vice President and Chief Financial Officer of NetApp, Inc.	61	2022	Yes	●
THOMAS SZKUTAK Former Senior Vice President and Chief Financial Officer of Amazon.com, Inc.	61	2019	Yes	●		●
ARCHANA AGRAWAL(4) Chief Marketing Officer of Formagrid, Inc. d/b/a Airtable	44	2020	Yes			●
MICHAEL CURTIS(5) Interim Chief Engineering Officer of Zendesk, Inc.	43	2019
STEVE JOHNSON Vice President of Design of Netflix, Inc.	51	2021	Yes		●
HILARIE KOPLOW-MCADAMS Venture Partner of New Enterprise Associates	58	2017	Yes		●
MIKKEL SVANE Founder, Chair of the Board and Chief Executive Officer of Zendesk, Inc.	51	2007
AC - Audit Committee	● - Member	● - Chair
CC - Compensation Committee
NCG - Nominating and Corporate Governance Committee
(1)	As of June 27, 2022.
(2)	Michelle Wilson was an independent director who served on the Audit Committee until her resignation from the Board on July 6, 2022.
6

CORPORATE GOVERNANCE

(3)	Michelle Wilson served as Chair of the Nominating and Corporate Governance Committee until her resignation from the Board of Directors on July 6, 2022.
(4)	Our Board of Directors selected Archana Agrawal to succeed Ms. Wilson as Chair of the Nominating and Corporate Governance Committee on July 6, 2022.
(5)	During fiscal year 2021, Michael J. Curtis was a member of the Compensation Committee and was an independent director during that time. On January 20, 2022, Mr. Curtis resigned as a member of the Compensation Committee. He assumed the role of Interim Chief Engineering Officer at the Company on January 24, 2022.
(6)	Ronald Pasek was appointed to the Board of Directors and the Audit Committee on July 6, 2022.

Governance at Zendesk

We are committed to developing, maintaining, and improving policies and practices that promote good governance across our Company. Some key highlights of our governance practices below:

Independent Board

✓	Director independence – Independent directors must constitute at least a majority of our Board of Directors (our “Board”) and independence is verified on a continuing basis
✓	Executive session – Independent directors meet regularly in executive session

Executive Compensation

✓	Compensation peer benchmarking – Deep benchmarking of director compensation against peers and a middle-of-the-road approach
✓	Stock ownership guidelines – Stock ownership guidelines in place for both executive officers and directors
✓	Oversight of compensation – Effective Board and committee oversight of financial reporting, compensation philosophy, enterprise risk, and legal and financial compliance

Ethics Practices

✓	Code of business conduct and ethics – Have a code of business conduct and ethics that applies to our officers, directors, employees, and contingent workers
✓	Complaint hotline – Have a procedure and hotline in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters

Board Practices

✓	Monitoring Board effectiveness – Our Board must conduct an annual self-evaluation of itself and its committees
✓	Board access to independent advisors – Our Board as a whole, and each of its committees separately, has authority to retain independent experts, advisors, or professionals as each deems necessary or appropriate
✓	Majority voting – Our Board maintains policies on director resignations to facilitate our majority vote standard
✓	Board committees – All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent in accordance with applicable NYSE criteria
✓	Director commitment – Continued monitoring of director service on other public company boards
✓	Board refreshment – Regularly refresh Board composition to ensure we have the appropriate set of skills and experiences
✓	Board committee charter review – Periodically review at least annually and make necessary changes if any to the charters for each Board committee
✓	Control policies and procedures – Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the Securities Exchange Commission

2022 PROXY STATEMENT	7

CORPORATE GOVERNANCE

Overview of director experience and qualifications

Our directors have a variety of experiences, qualifications, attributes and skills, which our Board believes are important because of their particular relevance to our business and strategy. While all of these were considered by the Board, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Mikkel Svane	Carl Bass	Thomas Szkutak	Michael Curtis	Hilarie Koplow- McAdams	Michael Frandsen	Archana Agrawal	Steve Johnson	Brandon Gayle	Ronald Pasek
Other Public Company Director Experience	✓	✓	✓		✓	✓	✓			✓
Leadership and Experience in B2B Company	✓	✓	✓		✓	✓	✓			✓
Leadership and Experience in B2C Company			✓	✓				✓	✓
Audit Committee Financial Expert			✓							✓
Deep Product-Related Expertise	✓	✓			✓	✓		✓	✓
Operational Risk and Compliance Experience	✓	✓	✓							✓
Leadership in Go-to-Market strategy	✓	✓			✓
Business Ethics	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Leadership Experience in Regulatory Matters			✓
Leadership Experience in >$500B Market Cap Companies			✓
Experience with International Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Diversity, including gender and/or race					✓		✓	✓	✓
Executive Level Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Selection of directors

The below biographies of each of the nominees, continuing directors, and executive officers contain information regarding each such person’s service as a director or executive officer, business experience, and, with respect to the nominees and continuing directors, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes, or skills that caused our Board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes, and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of our Board be comprised of independent directors whom our Board has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the New York Stock Exchange (the “NYSE”).

8

CORPORATE GOVERNANCE

Biographical information on director nominees

The following is information concerning director nominees for election for a three-year term ending at the 2025 annual meeting.

Age: 61 Director Since: November 2017 Board Committees: Audit
MICHAEL FRANDSEN
INDEPENDENT DIRECTOR
Executive Director, Products of Workday, Inc.
Experience:
●Products team leader of Workday, Inc., a software company, since July 2012.
●Executive Director, Products at Workday, Inc. since January 2018.
●Workday, Inc.’s Executive Vice President of Products, Support and Delivery from March 2015 to October 2017, and Senior Vice President of Products from July 2012 to February 2015.
Other Directorships:
●Served on the Board of Directors of Advent Software, Inc., a software company, from May 2013 until it was acquired by SS&C Technologies, Inc. in July 2015.
Other Leadership Expertise and Service:
●Holds a B.S. in Finance and Information Systems from the University of Colorado at Boulder.
●Mr. Frandsen was selected to serve on our Board because of his extensive experience as a product executive in the technology industry.

Age: 41 Director Since: March 2021 Board Committees: Audit
BRANDON GAYLE
INDEPENDENT DIRECTOR
Chief Operating Officer of San Antonio Spurs LLC d/b/a Spurs Sports & Entertainment.
Experience:
●Executive Vice President, Revenue, Brand & Communications of San Antonio Spurs LLC d/b/a Spurs Sports & Entertainment from October 2019 to October 2021.
●Director of Global Sports Partnership and Solutions of Facebook, Inc., a social networking service, from March 2018 to October 2019.
●Head of Global Sports Partnerships for Instagram at Facebook, Inc., from November 2015 to March 2018.
Other Leadership Expertise and Service:
●Holds a M.B.A. from Harvard Business School and a B.A. in Economics from Harvard College.
●Mr. Gayle was selected to serve on our Board because of his leadership in community marketing and prior experience as an executive leading partnership solutions in the technology industry.

2022 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Age: 61 Director Since: July 2022 Board Committees: Audit
RONALD PASEK
INDEPENDENT DIRECTOR
Former Executive Vice President and Chief Financial Officer of NetApp., Inc.
Experience:
●Executive Vice President and Chief Financial Officer at NetApp. Inc., a cloud data service and data management company, from 2006 to 2020, where he led the finance, customer leasing, workplace resources, internal audit, and IT functions.
●Senior Vice President and Chief Financial Officer of Altera Corporation, a worldwide provider of programmable logic devices, from 2006 to 2016.
Other Directorships:
●Serves as Chairman of the Board of Directors and Chair of Audit Committee of Spectra7 Microsystems, a high-performance semiconductor company, since 2015.
Other Leadership Expertise and Service:
●Holds a B.S. in Business from San Jose State University and an M.B.A. from Santa Clara University.
●Mr. Pasek was selected to serve on our Board because of his financial and accounting expertise as a chief financial officer and chairman of two technology companies.

Biographical information on continuing directors

The following is information concerning directors continuing in office until the 2023 annual meeting.

Age: 43 Director Since: April 2019 Board Committees: Compensation*
MICHAEL CURTIS
Former Vice President of Engineering of Airbnb, Inc.
Experience:
●Vice President of Engineering of Airbnb, Inc., an online marketplace and hospitality company, from February 2013 to March 2019.
Other Leadership Expertise and Service:
●Serves as an advisor to Peloton Interactive, Inc., an interactive fitness platform, since June 2020.
●Mr. Curtis was selected to serve on our Board because of his prior experience as a product executive in the technology industry.

*

During fiscal year 2021, Michael J. Curtis was a member of the Compensation Committee and was an independent director during that time. On January 20, 2022, Michael Curtis resigned as a member of the Compensation Committee. He assumed the role of Interim Chief Engineering Officer at the Company on January 24, 2022.

10

CORPORATE GOVERNANCE

Age: 51 Director Since: March 2021 Board Committees: Compensation
STEVE JOHNSON
INDEPENDENT DIRECTOR
Vice President of Design of Netflix, Inc.
Experience:
●Vice President of Design of Netflix, Inc., an online streaming entertainment service, since July 2016.
●Vice President of Design for LinkedIn Corporation, an online professional network, from June 2009 to July 2016.
Other Leadership Expertise and Service:
●Mr. Johnson was selected to serve on our Board because of his experience as a product design executive in the technology industry.

Age: 51 Director Since: August 2007
MIKKEL SVANE
Co-founder and Chief Executive Officer of Zendesk, Inc.
Experience:
●Co-founded Zendesk and has served as our Chief Executive Officer since August 2007.
●Appointed Chair of our Board in January 2014.
●Prior to founding Zendesk, founded and served as the Chief Executive Officer of Caput A/S, a software company, and served as a technology consultant.
Other Directorships:
●Serves as a member of the Board of Directors of Stitch Fix, Inc., an online personal styling service, since October 2018.
Other Leadership Expertise and Service:
●Holds an A.P. in Marketing Management from Arhus Kobmandsskole.
●Mr. Svane was selected to serve on our Board because of his operational and historical expertise gained from serving as our Chief Executive Officer.
●As one of our founders and the longest serving member of our Board, we also value his deep understanding of our business as it has evolved over time.

2022 PROXY STATEMENT	11

CORPORATE GOVERNANCE

The following is information concerning directors continuing in office until the 2024 annual meeting.

Age: 44 Director Since: July 2020 Board Committees: Nominating and Corporate Governance
ARCHANA AGRAWAL

INDEPENDENT DIRECTOR
Chief Marketing Officer of Formagrid, Inc. d/b/a Airtable

Experience:
●Chief Marketing Officer of Airtable, a low-code app development platform, since March 2020.
●Served as the Head of Enterprise and Cloud Marketing at Atlassian, an enterprise software company, from May 2016 to March 2020.
●Served in various roles at Atlassian Corporation Plc, a software business, from December 2013 to March 2020.

Other Directorships:
●Serves as a member of the Board of Directors of MongoDB, Inc., a general purpose database platform, since August 2019.

Other Leadership Expertise and Service:
●Holds a M.B.A. from Harvard Business School and a M.S. in Computer Science from the University of Illinois at Urbana-Champaign.
●Ms. Agrawal was selected to serve on our Board because of her prior executive experience and her experience advising technology companies.

Age: 58 Director Since: September 2017 Board Committees: Compensation
HILARIE KOPLOW-MCADAMS

INDEPENDENT DIRECTOR
Venture Partner of New Enterprise Associates

Experience:
●Venture Partner of New Enterprise Associates, a venture capital firm, since December 2017.
●President of New Relic, Inc., a digital intelligence company, from October 2015 until April 2017 and, prior to that, served as New Relic’s Chief Revenue Officer from December 2013 to September 2015.

Other Directorships:
●Served as a member of the Board of Directors of Tableau Software, Inc., a software company, from December 2016 until it was acquired by Salesforce.com, Inc. in August 2019.

Other Leadership Expertise and Service:
●Holds a B.A. in Sociology from Mills College and a M.A. in Public Policy from the University of Chicago.
●Ms. Koplow-McAdams was selected to serve on our Board because of her extensive experience as an executive in sales, marketing, customer success, and business development for various companies in the technology industry.

12

CORPORATE GOVERNANCE

Non-Continuing Directors

The following is information concerning directors who will not be standing for re-election as a director at the Annual Meeting.

Age: 65 Director Since: February 2016 Board Committees: Compensation
CARL BASS

LEAD INDEPENDENT DIRECTOR
Former President and Chief Executive Officer of Autodesk, Inc.

Experience:
●President and Chief Executive Officer of Autodesk, Inc., a software company, from May 2006 to February 2017.
●Interim Chief Financial Officer of Autodesk, Inc. from August 2014 to November 2014.

Other Directorships:
●Served on the Board of Directors of Autodesk, Inc. from January 2006 to June 2018.
●Served on the Board of Directors of HP Inc., a provider of software and technology, from November 2015 to September 2017.

Other Leadership Expertise and Service:
●Holds a B.A. in Mathematics from Cornell University.
●Mr. Bass was selected to serve on our Board because of his extensive experience as an executive in the technology industry.

Age: 61 Director Since: January 2019 Board Committees: Audit Nominating and Corporate Governance
THOMAS SZKUTAK
INDEPENDENT DIRECTOR
Former Senior Vice President and Chief Financial Officer of Amazon.com, Inc.
Experience:
●Senior Vice President and Chief Financial Officer of Amazon.com, Inc., a technology company focused on e-commerce, cloud computing, digital streaming, and artificial intelligence, from October 2002 to June 2015.
●Serves as an advisor and operating partner of Advent International, a global private equity firm, since August 2017.
Other Directorships:
●Serves on the Board of Directors of Intuit Inc., a software company, since January 2018.
●Served on the Board of Directors of athenahealth, Inc., a healthcare technology company, from June 2016 to February 2019.
Other Leadership Expertise and Service:
●Holds a B.S. in Business Administration from Boston University.
●Mr. Szkutak was selected to serve on our Board because of his financial, accounting, and operational expertise from prior experience as a chief financial officer for a public technology company.

2022 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Board refreshment and succession planning

Identifying and evaluating director nominees

Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the Nominating and Corporate Governance Committee’s charter.

The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, comprehensive background checks, questionnaires, or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process.	The Nominating and Corporate Governance Committee then discusses and evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board.	Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board’s approval as director nominees for election to our Board.

How we choose our candidates

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees and considers all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience and perspective, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest, and other commitments. Other considerations include:

●	Proven Leadership. Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director.
●	Availability to Commit. Nominees must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all board of director and applicable committee meetings.
●	Critical Skills. Nominees must have skills that are critical to the Company and the ability to provide advice and guidance unique to their area of expertise.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

For this Annual Meeting, we have engaged, for a fee, a third-party search firm, Spencer Stuart, to assist our Nominating and Corporate Governance Committee with identifying, evaluating and screening Board candidates for our Company.

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CORPORATE GOVERNANCE

Board Diversity
Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences.

In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for election to our Board.

Stockholder recommendations

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board tenure/retirement policy

The Board does not believe that arbitrary limits on the number of consecutive terms a director may serve or on the directors’ ages are appropriate in light of the substantial benefits resulting from a sustained focus on the Company’s business, strategy and industry over a significant period of time. Each individual’s performance will be assessed by the Nominating and Corporate Governance Committee in light of relevant factors in connection with assessments of candidates for nomination to be a director.

Recent Changes to Board Composition

On July 6, 2022, Michelle Wilson resigned as a member of the Board of Directors and Ronald Pasek was appointed as a member of the Board of Directors. Carl Bass and Thomas Szkutak will not stand for re-election as directors due to other professional commitments and demands on their time, and their service will end at the Annual Meeting. Our Board of Directors has set the number of directors at eight, effective as of the Annual Meeting. The Company and the Board are grateful to Ms. Wilson, Mr. Bass, and Mr. Szkutak for their many contributions to the Company.

2022 PROXY STATEMENT	15

CORPORATE GOVERNANCE

The Board’s role and responsibilities

Our Board has deep and relevant industry experience paired with strong leadership in governance, compliance, and executive-level leadership. We are committed to the highest levels of independence and oversight in our Board with a diverse set of views and philosophies.

Board’s role in risk oversight

Our Board’s role in overseeing the management of our risks is conducted primarily through committees of our Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. Our full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables our Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

BOARD
●On a consistent basis, our Board reviews risks facing our Company and mitigation measures for those risks.
●Our Board reviews an enterprise risk assessment annually, along with management updates on managing those identified risks through its respective committees.

AUDIT COMMITTEE
●Oversees our enterprise risk assessment process, facilitated by our head of internal audit in coordination with our general counsel
●Oversees risks related to financial reporting, internal controls, legal, privacy and compliance matters, and fraud
●Oversees cybersecurity risk, including quarterly updates from our Chief Information Security Officer

COMPENSATION COMMITTEE
●Oversees Company risks and policies related to compensation, recruiting and retention of our executive officers
●Oversees risks related to our broader Company compensation philosophy
●Receives updates and oversees risks related to the regulatory environment for compensation

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
●Oversees Board and committee composition, including new director recruiting
●Oversees corporate governance policies and practices
●Oversees annual evaluation of the Board and its committees
●Oversees our policies, programs and public disclosure related to environmental, social and governance (“ESG”) matters.

MANAGEMENT
●Manages implementation and execution of mitigation measures related to risks identified through our enterprise risk assessment
●Manages and oversees risks related to financial reporting and internal controls during regular management disclosure committee meetings
●Maintains robust internal and external audit processes supported by a strong legal function

16

CORPORATE GOVERNANCE

Delinquent Section 16A reports

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based on material provided to the Company, all such reports were filed on a timely basis in 2021, except for the following: (i) one late Form 4 required to be filed by Brandon Gayle, for purposes of reporting the vesting of restricted stock units into common stock, was inadvertently filed one day late on May 5, 2021 and (ii) Form 4s required to be filed by each of Archana Agrawal, Carl Bass, Michael Curtis, Michael Frandsen, Brandon Gayle, Steve Johnson, Hilarie Koplow-McAdams, Thomas Szkutak and Michelle Wilson, for purposes of reporting the grant of restricted stock units were inadvertently filed several days late on June 3, 2021.

ESG oversight at Zendesk

We believe that in order to deliver consistent growth to our stakeholders over the long term, we must commit to sustained improvement in our impact on the environment and the communities in which we operate. In 2020, we formally added ESG oversight to the charter of our Nominating and Corporate Governance Committee (“NCG Committee”). In early 2021, we established an ESG Committee, consisting of executives across various key functions, to oversee and champion ESG-related initiatives across the Company. Management provides ESG-related updates to the NCG Committee at least four times a year and the NCG Committee reviews and approves this report.

ESG-related analysis is increasingly forming a key part of our discussions with investor governance and stewardship teams in our annual shareholder engagement program. We have proactively engaged with those teams regarding our view on ESG both to hear how investors are evolving their views on ESG and to answer questions about where we are heading with our program over the long term.

Risks related to cybersecurity

We believe that trust is at the core of all our interactions with our customers. We recognize the importance of our customers’ privacy and the security of their data.

Our customers come from a wide range of industries, including healthcare, financial services, government, and technology, entrust us with large amounts of personal information. In fact, more than 111,000 customer logos (as of December 31, 2021) trust Zendesk with their data.

With the oversight of our chief privacy officer, privacy council, and data protection officer, we aim to use best practices and industry standards to achieve compliance with industry-accepted general security and privacy frameworks. The Audit Committee regularly receives updates on our privacy program.

To work to prevent, detect, and respond to cybersecurity threats, Zendesk has a dedicated chief information security officer (“CISO”) whose team is responsible for leading our information security strategy, policy, standards, architecture, and processes. We are committed to ensuring our Board is consistently updated on identified threats to our business and receives updates on the mitigation process through quarterly reviews from our CISO to our Audit Committee. The Audit Committee regularly reports to the full Board on these risks and reviews. The CISO and our information security team collaborate with our internal audit department to review information technology-related risks and perform a cybersecurity framework maturity assessment at least every two years (based upon the NIST Cybersecurity framework) as part of the overall risk management process. Additionally, the Company maintains an insurance policy that provides coverage for certain cyber incidents.

2022 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Role in corporate responsibility and corporate citizenship and our code of business conduct and ethics

Our Board has adopted a code of business conduct and ethics (the “Code of Conduct”), which we regularly assess. Our Code of Conduct includes our anti-corruption and anti-bribery policies that apply to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Additionally, our Code of Conduct prohibits retaliation against anyone who reports suspected misconduct or assists with an investigation or audit in good faith. A copy of our Code of Conduct is available on our website at https://investor.zendesk.com and may also be obtained without charge by contacting our Secretary at Zendesk, Inc., 989 Market Street, San Francisco, CA 94103. We intend to disclose any amendments to our Code of Conduct, or waivers of its requirements, on our website or in filings under the Exchange Act as required by the applicable rules and NYSE requirements. During the fiscal year ending December 31, 2021, or fiscal year 2021, no waivers from any provision of our Code of Conduct were granted to our executive officers and directors.

●	Anonymous hotline. We provide the ability through a platform and hotline for our employees to anonymously submit complaints regarding accounting, internal accounting control or auditing matters, potential violations of the federal securities laws, or potential violations of anti-corruption laws. Such complaints are treated in a confidential manner through a process provided in our Audit Committee Complaint Procedures, also available on our website at https://investor.zendesk.com.
●	Labor standards and human rights. We support the elimination of modern slavery and human trafficking as set forth in the United Nations Declaration of Human Rights and are committed to holding ourselves to high standards of legal and ethical business conduct. Our Human Rights Policy further highlights our commitments to promoting, respecting, and advancing human rights. Our Code of Conduct prohibits any unlawful or unethical activity by all of our directors, officers, employees, and consultants. We extend our expectations to our suppliers, requiring them to uphold human rights and labor standards as described in our Supplier Code of Conduct. A copy of our Human Rights Policy is available on our website at https://investor.zendesk.com.

Board structure

Board leadership structure

Mikkel Svane, our founder and Chief Executive Officer, serves as Chair of our Board and presides over meetings of our Board, holds such other powers, and carries out such other duties as are customarily carried out by the chair of a board. We believe this structure is in the best interest of our stockholders given Mr. Svane’s valuable insights and deep understanding of our business, our plans, and our strategic priorities as our founder and Chief Executive Officer.

Our Board has appointed Carl Bass to serve as our lead independent director. Mr. Bass, who will not be standing for re-election as a director at the Annual Meeting, will remain the lead independent director until the Annual Meeting. As lead independent director, Mr. Bass presides over regularly scheduled executive sessions of our independent directors throughout the year, serves as a liaison between our Chair of the Board and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Board independence(1)

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Mmes. Koplow-McAdams and Agrawal, and Messrs. Bass, Frandsen, Szkutak, Gayle, Johnson and Pasek do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Transactions with related persons.”

(1)	During fiscal year 2021, Michael J. Curtis was a member of the Compensation Committee and was an independent director during that time. Ms. Wilson was also an independent director until her resignation from the Board on July 6, 2022.

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CORPORATE GOVERNANCE

Standing committees of the Board

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operates pursuant to a separate written charter adopted by our Board that are available to stockholders on our website at https://investor.zendesk.com.

Chair: Thomas Szkutak Members*: Michael Frandsen Brandon Gayle Ronald Pasek
AUDIT COMMITTEE

Our Audit Committee consists of Messrs. Frandsen, Szkutak, Gayle and Pasek with Mr. Szkutak serving as Chair. Mr. Szkutak, who will not be standing for re-election as a director at the Annual Meeting, will remain the Chair and a member of the Audit Committee until the Annual Meeting. The composition of our Audit Committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the listing standards of the NYSE. Mr. Szkutak is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our Audit Committee, among other things:

●selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●helps to ensure the independence and performance of the independent registered public accounting firm;
●discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;
●oversees the adequacy of internal controls;
●develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●reviews and oversees legal process and regulatory and privacy related compliance matters;
●reviews our policies on risk assessment and risk management;
●regularly reviews risk assessments from management with respect to cybersecurity, including the adequacy and effectiveness of the Company’s internal controls regarding cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks;
●reviews related party transactions; and
●approves all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Our Audit Committee is responsible for reviewing the Company’s enterprise risk management framework and major risk exposures.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board has delegated to Mr. Szkutak the authority to pre-approve any audit and permissible non-audit services to be performed by our independent registered public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full Audit Committee at its first meeting following any such decision. Our Audit Committee held five meetings during fiscal year 2021.

*	Michelle Wilson ceased to be a member of the Audit Committee on July 6, 2022 following her resignation from the Board of Directors.

2022 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Chair: Carl Bass Members*: Hilarie Koplow-McAdams Steve Johnson
COMPENSATION COMMITTEE

Our Compensation Committee consists of Ms. Koplow-McAdams and Messrs. Bass and Johnson, with Mr. Bass serving as Chair. Mr. Bass, who will not be standing for re-election as a director at the Annual Meeting, will remain the Chair and a member of the Compensation Committee until the Annual Meeting. The composition of our Compensation Committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of the Compensation Committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee, among other things:

●reviews, approves, and determines the compensation of our executive officers;
●reviews and makes recommendations to the Board regarding the compensation of our directors;
●administers our stock and equity incentive plans;
●reviews and approves, or makes recommendations to our Board regarding, incentive compensation and equity plans;
●reviews and approves the peer group companies used to inform the evaluation of incentive compensation and equity plans; and
●establishes and reviews general policies relating to compensation and benefits of our employees.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The charter of the Compensation Committee permits the Compensation Committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee retains and does not delegate any of its responsibilities related to the review, approval, or determination of the compensation of our executive officers. Our Compensation Committee held four meetings during fiscal year 2021.

*	Michael Curtis ceased to be a member of the Compensation Committee on January 20, 2022.

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CORPORATE GOVERNANCE

Chair*: Archana Agrawal Members: Thomas Szkutak
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee consists of Ms. Agrawal and Mr. Szkutak, with Ms. Agrawal serving as Chair after Ms. Wilson's resignation from the Board of Directors and as Chair of the Nominating and Corporate Governance Committee on July 6, 2022. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our Nominating and Corporate Governance Committee, among other things:

●identifies, evaluates, selects, and makes recommendations to our Board regarding, nominees for election to our Board and its committees;
●considers and makes recommendations to our Board regarding the composition of our Board and its committees;
●reviews and assesses the adequacy of our corporate governance guidelines and recommends any proposed changes to our Board;
●oversees environmental, social, and governance (“ESG”) policies, programs and public disclosures; and
●evaluates the performance of our Board and of individual directors.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the NYSE. Our Nominating and Corporate Governance Committee held five meetings during fiscal year 2021.

*	Michelle Wilson ceased to be a member and chair of the Nominating and Corporate Governance Committee on July 6, 2022 following her resignation from the Board of Directors. Archana Agrawal was selected by the Board of Directors to be the Chair of the Nominating and Corporate Governance Committee on July 6, 2022.

2022 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Board practices, policies and processes

Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, our Board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.

History of commitment to good governance practices

Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the NYSE.

Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Board independence”), at the direction of our Board, we also:

✓Periodically review and make necessary changes to the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees;
✓Have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
✓Have a procedure in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters;
✓Have a code of business conduct and ethics that applies to our officers, directors, and employees, which we regularly assess;
✓Regularly refresh Board composition to ensure we have the appropriate set of skills and experiences;
✓Conduct an annual review of management succession planning; and
✓Engage with stockholders for feedback regarding their views with respect to Zendesk governance practices

Corporate Governance Guidelines

In addition, we have adopted a set of corporate governance guidelines. The Nominating and Corporate Governance Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:

✓Director independence—Independent directors must constitute at least a majority of our Board;
✓Monitoring Board effectiveness—Our Board must conduct an annual self-evaluation of itself and its committees;
✓Board access to independent advisors—Our Board as a whole, and each of its committees separately, has authority to retain independent experts, advisors, or professionals as each deems necessary or appropriate;
✓Majority voting—Our Board maintains policies on director resignations to facilitate our majority vote standard; and
✓Board committees—All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent in accordance with applicable NYSE criteria.

A copy of our corporate governance guidelines can be found on our website at https://investor.zendesk.com.

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CORPORATE GOVERNANCE

Board meetings and attendance

Our Board held fourteen meetings in fiscal year 2021. During their respective terms of service, each director attended at least 75% of all meetings of our Board and the committees on which they served that were held during fiscal year 2021. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our Board, and all meetings of the committees on which they serve. Seven of our directors then serving in such capacity attended our 2021 Annual Meeting of Stockholders.

Board performance evaluations

Our Board takes self-accountability and improvement seriously. Our Board and its committees conduct an annual self-evaluation process, after which the Board and its committees discuss specific action items among themselves and with management. Additionally, we maintain comprehensive subject matter calendars, updated annually, for the Board and its committees to ensure we are discussing major strategic topics at regular intervals.

Director orientation and continuing education

New directors are provided a robust package of Board and committee materials and are provided with opportunities to connect with senior management and functional heads across our organization. Throughout the year, we are committed to director education. Our Nominating and Corporate Governance Committee oversees a flexible and open continuing education reimbursement policy. The Board and our committees receive regular, targeted updates on regulatory developments and trends relevant to their oversight functions. Our Board members also receive educational materials related to director duties. Additionally, we maintain memberships for all directors with the National Association of Corporate Directors.

Stockholder communications

Our Board provides to every stockholder or other interested party the ability to communicate with our Board as a whole, the non-employee directors as a group, and with individual directors on our Board through an established process for stockholder communication. For a stockholder communication directed to our Board as a whole, stockholders and other interested parties may send such communication to our Secretary at secretary@zendesk.com or via U.S. Mail or Expedited Delivery Service to: Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attn: Board of Directors c/o Secretary.

For a stockholder communication directed to the non-employee directors as a group or an individual director in his or her capacity as a member of our Board, stockholders and other interested parties may send such communication to the attention of the non-employee directors or the individual director at secretary@zendesk.com or via U.S. Mail or Expedited Delivery Service to: Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attn: [Non-Employee Directors or Name of Individual Director] c/o Secretary.

The Secretary shall review all incoming communications and forward such communications to the appropriate member(s) of our Board. The Secretary will generally not forward communications that are unrelated to the duties and responsibilities of our Board, including communications that the Secretary determines to be primarily commercial in nature, product complaints, or inquiries, and materials that are patently offensive or otherwise inappropriate.

2022 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Transactions with related persons

Certain relationships and transactions

Other than the transactions discussed below and the compensation agreements, equity compensation policies, grants of certain equity awards, and other arrangements which are discussed below in “Compensation of directors” and “Compensation Discussion and Analysis” (together, the “Service Compensation”), since January 1, 2021, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family, had or will have a direct or indirect material interest.

Transactions

We have granted stock options and other equity awards to our executive officers and our directors. See the sections titled “Grants of Plan-Based Awards in 2021,” “Outstanding Equity Awards at Fiscal Year-End Table-2021,” and “Non-Employee Director Compensation Table-2021” for a description of these options and equity awards.

We have entered into arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.

We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Indemnification of officers and directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	any breach of their duty of loyalty to our Company or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware (“DGCL”); or
●	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

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CORPORATE GOVERNANCE

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our certificate of incorporation and bylaws, and in indemnification agreements that we enter into with our directors and executive officers, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. A consolidated federal putative class action was filed against the Company and certain of its executive officers in 2019. On March 2, 2021, the court granted our motion to dismiss the case and, on March 23, 2021, judgment was entered dismissing the case with prejudice. On April 20, 2021, plaintiff filed a notice of appeal with the U.S. Court of Appeals for the Ninth Circuit. On July 29, 2021, plaintiff filed its opening brief in the appeal, and on October 13, 2021, the Company and the executive officer defendants filed their answering brief. Oral arguments occurred on February 7, 2022. On March 2, 2022, the Ninth Circuit affirmed the District Court’s dismissal. A stipulation of dismissal was filed on April 18, 2022 in regards to the related derivative action and a court decision on the stipulation remains pending. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Procedures for approval of related party transactions

The Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” other than Service Compensation, which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our Audit Committee charter provides that the Audit Committee shall review and approve or disapprove any related party transactions.

2022 PROXY STATEMENT	25

CORPORATE GOVERNANCE

Compensation of directors

Non-employee director compensation policy

We maintain a policy providing for annual retainers for our non-employee directors, which was amended and restated on April 27, 2021, increasing non-employee director cash compensation to be competitive against the 50th percentile of director pay of our peers.

Since 2021, our non-employee directors have the option to elect to receive the following annual retainers for their service in the form of cash or restricted stock units having a grant date fair value equal to the value of the retainer to be paid during such period (based on the 30-trading day trailing average closing price of our common stock on the NYSE prior to the grant date). Any restricted stock units that were granted in lieu of cash were granted in four equal installments on each of February 15, May 15, August 15, and November 15, and are fully vested upon grant.

	Cash Retainer ($)
Annual Retainer for Non-Employee Directors	45,000	(1)
Additional Annual Retainer for Lead Independent Director	20,000
Additional Annual Retainer for Audit Committee Chairperson	25,000	(2)
Additional Annual Retainer for Compensation Committee Chairperson	18,000	(3)
Additional Annual Retainer for Nominating and Corporate Governance Committee Chairperson	10,000
Additional Annual Retainer for Audit Committee Non-Chairperson Members	10,000
Additional Annual Retainer for Compensation Committee Non-Chairperson Members	8,000	(4)
Additional Annual Retainer for Nominating and Corporate Governance Committee	5,000
Non-Chairperson Members
(1)	Pursuant to the amendment and restatement of the non-employee director compensation policy, the cash retainer increased from $35,000.
(2)	Pursuant to the amendment and restatement of the non-employee director compensation policy, the cash retainer increased from $20,000.
(3)	Pursuant to the amendment and restatement of the non-employee director compensation policy, the cash retainer increased from $15,000.
(4)	Pursuant to the amendment and restatement of the non-employee director compensation policy, the cash retainer increased from $7,500.

Our policy provides that on the date of each annual meeting of stockholders, each non-employee continuing director will be granted an annual award of restricted stock units having a grant date fair value of $200,000. The restricted stock units will fully vest on the first anniversary of the grant date, in each case subject to continued service as a director through the vesting date, and such awards are subject to full acceleration of vesting upon a sale of the Company. Upon such director’s initial appointment to the Board, each non-employee director shall receive an equity grant of restricted stock units having a grant date fair value of $200,000, as pro-rated for the amount of time remaining until the anniversary of the most recent annual meeting of the stockholders. The restricted stock units will fully vest on the anniversary of the Company’s most recent annual meeting of stockholders, in each case subject to continued service as a director through the vesting date, and such awards are subject to full acceleration of vesting upon a sale of the Company.

Director Compensation Benchmarking-For fiscal year 2021, the Compensation Committee reviewed and benchmarked components of our non-employee director pay to be competitive against the 50th percentile of director pay of our peers and the committee decided to approve changes to the policy. For details on how we determine our peer group, please see the discussion under the heading “Compensation Discussion and Analysis” below.

26

CORPORATE GOVERNANCE

Non-employee director compensation table — 2021

The following table presents the total compensation for each person who served as a non-employee member of our Board during fiscal year 2021. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Mr. Svane as an employee of the Company is presented in “Executive Compensation-Summary Compensation Table-2021.”

	Fees Earned or		Stock
	Paid in Cash		Awards		Total
Name	($)		($)(1)(2)(11)		($)
Archana Agrawal	47,500		186,799	(10)	234,299
Carl Bass	–	(3)	262,189	(9)(10)	262,189
Michael Curtis	–	(4)	234,151	(9)(10)	234,151
Michael Frandsen	52,500		186,799	(9)(10)	239,299
Brandon Gayle	–	(5)	272,282	(9)(10)	272,282
Steve Johnson	–	(6)	270,865	(9)(10)	270,865
Hilarie Koplow-McAdams	–	(7)	234,151	(9)(10)	234,151
Thomas Szkutak	–	(8)	254,013	(9)(10)	254,013
Michelle Wilson	62,500		186,799	(10)	249,299
(1)	The amounts reported represent the aggregate grant date fair value of the stock awards, awarded to the director in fiscal year 2021, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of stock awards, as applicable, reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on February 15, 2022. Amounts reported in this column reflect the accounting cost for these stock awards and do not correspond to the actual economic value that may be received by the directors.
(2)	Each restricted stock unit award was granted pursuant to our 2014 Plan. Unless otherwise specified, each restricted stock unit award will fully vest on the first anniversary of the grant date, in each case, subject to continued service as a director through the vesting date.
(3)	Mr. Bass elected to receive all of his $83,000 annual retainer in the form of restricted stock units, resulting in a total grant of 594 restricted stock units with an aggregate grant date fair value of $75,391.
(4)	Mr. Curtis elected to receive all of his $53,000 annual retainer in the form of restricted stock units, resulting in a total grant of 374 restricted stock units with an aggregate grant date fair value of $47,352.
(5)	Mr. Gayle elected to receive all of his $55,000 annual retainer in the form of restricted stock units, resulting in a total grant of 676 restricted stock units with an aggregate grant date fair value of $85,483.
(6)	Mr. Johnson elected to receive all of his $53,000 annual retainer in the form of restricted stock units, resulting in a total grant of 664 restricted stock units with an aggregate grant date fair value of $84,066.
(7)	Ms. Koplow-McAdams elected to receive all of her $53,000 annual retainer in the form of restricted stock units, resulting in a total grant of 374 restricted stock units with an aggregate grant date fair value of $47,352.
(8)	Mr. Szkutak elected to receive all of his $75,000 annual retainer in the form of restricted stock units, resulting in a total grant of 531 restricted stock units with an aggregate grant date fair value of $67,214.
(9)	For non-employee directors who have elected to receive their fees in restricted stock units in lieu of cash, the Company targets granting restricted stock units that have a grant date fair value equal to the amount of fees in respect of compensation during that quarter, based on the 30-trading day trailing average closing price of our common stock on the NYSE prior to the grant date. Due to the Company’s method of determining the number of shares issuable pursuant to the restricted stock units and the determination of the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), the accounting cost of such grants will differ from the amount of cash retainer foregone, as noted in the table below.
(10)	The Company targets granting non-employee directors an annual award of restricted stock units having a grant date fair value of $200,000 based on the 30-trading day trailing average closing price of our common stock on the NYSE prior to the grant date. Due to the Company’s method of determining the number of shares issuable pursuant to the restricted stock units and the determination of the grant date fair value under FASB ASC Topic 718, the accounting cost of each such grant was $186,799.
(11)	Each of the Company’s directors is subject to its Stock Ownership Guidelines as described in detail under the heading “Compensation Discussion and Analysis.”

2022 PROXY STATEMENT	27

CORPORATE GOVERNANCE

We reimburse all reasonable out-of-pocket expenses incurred in attending Board and committee meetings and certain Company events.

The amounts included in the “Stock Awards” column of the preceding table representing the awards of the restricted stock units granted to our non-employee directors in lieu of annual cash retainers in fiscal year 2021 are described below. Each of the awards vested and settled in full on the grant date.

				Total Cash
		Number of	Grant Date	Retainer
		Restricted Stock	Fair Value	Foregone
Name	Grant Date	Units Granted	($)	($)
Archana Agrawal	05/18/2021	1,396	186,799
Carl Bass	02/15/2021	118	18,550	17,500
	05/15/2021	144	19,446	20,750
	05/18/2021	1,396	186,799
	08/15/2021	151	18,682	20,750
	11/15/2021	181	18,714	20,750
Michael Curtis	02/15/2021	71	11,161	10,625
	05/15/2021	92	12,424	13,250
	05/18/2021	1,396	186,799
	08/15/2021	96	11,877	13,250
	11/15/2021	115	11,890	13,250
Michael Frandsen	05/18/2021	1,396	186,799
Brandon Gayle	03/31/2021	361	47,876
	05/15/2021	95	12,829	13,750
	05/18/2021	1,396	186,799
	08/15/2021	100	12,372	13,750
	11/15/2021	120	12,407	13,750
Steve Johnson	03/31/2021	361	47,876
	05/15/2021	92	12,424	13,250
	05/18/2021	1,396	186,799
	08/15/2021	96	11,877	13,250
	11/15/2021	115	11,890	13,250
Hilarie Koplow-McAdams	02/15/2021	71	11,161	10,625
	05/15/2021	92	12,424	13,250
	05/18/2021	1,396	186,799
	08/15/2021	96	11,877	13,250
	11/15/2021	115	11,890	13,250
Thomas Szkutak	02/15/2021	101	15,877	15,000
	05/15/2021	130	17,555	18,750
	05/18/2021	1,396	186,799
	08/15/2021	136	16,826	18,750
	11/15/2021	164	16,956	18,750
Michelle Wilson	05/18/2021	1,396	186,799

28

CORPORATE GOVERNANCE

Our non-employee directors held the following aggregate number of shares of our common stock subject to unexercised stock options and unvested restricted stock units as of December 31, 2021.

	Number of	Number of
	Securities Underlying	Unvested Restricted
Name	Unexercised Options	Stock Units
Archana Agrawal	–	1,396
Carl Bass	50,000	1,396
Michael Curtis	–	1,396
Michael Frandsen	–	1,396
Brandon Gayle	–	1,396
Steve Johnson	–	1,396
Hilarie Koplow-McAdams	–	1,396
Ronald Pasek	–	–
Thomas Szkutak	–	1,396
Michelle Wilson	–	1,396

ESG at Zendesk: environmental, workforce, and community sustainability

We aim to have a balanced long-term focus on the communities we impact.

As a service-first customer relationship management company, we design customer experience solutions that drive improvements in the relationships between organizations and their customers. We believe that to achieve that purpose, it is essential to invest in building an engaged, diverse, supported, and incentivized workforce who can empathize and empower our customers to build those relationships.

Our values are as follows:

●	Inclusivity. We believe diversity makes us stronger and strive for a workplace where everyone feels welcome.
●	Humblidence. We achieve success with our winning combination of humility and confidence.
●	Trust. We put our customers at the center of our business and are always working to earn their trust.
●	Simplicity. We design technology to reduce complexity and create better experiences for everyone.
●	Purpose. We do everything with intention and focus on work that moves us forward.
●	Community. We want to be a champion of empathy and a force for good in the places we live and work, and the world at large. Our values are deeply woven into the fabric of our company and will be represented in how we show up for our employees and our customers.

Our employees at a glance

The Company employed approximately 5,860 people as of December 31, 2021, including the following employees in each region as provided below:

Americas	EMEA	APAC	LATAM

2,800	1,390	1,390	280

Although we have statutory employee representation obligations in certain countries, our U.S. employees are not represented by a labor union. We have not experienced any work stoppages.

2022 PROXY STATEMENT	29

CORPORATE GOVERNANCE

Our commitment to diversity, equity, and inclusion

Inclusivity is the first among our values and we are working to build a diverse and creative company where all employees feel empowered and comfortable being their authentic selves. Our diversity, equity and inclusion strategy is focused on taking sustained action to build a belonging-rich environment where the mosaic of our employees can find success and where differences can be leveraged towards innovation.

Our representation at a glance

In the year ended December 31, 2021, our workforce grew by over 1,700 employees. As of December 31, 2021, approximately 39% of our global workforce identify as female and 59% identify as male, with approximately 2% of employees who did not disclose an identification. Within the United States, our employees self-identified their race and ethnicity as provided below (as of December 31, 2021):

RACIAL/ETHNIC DIVERSITY AT ZENDESK

Driving Diversity Through Recruiting: We will continue to drive progress through targeted recruiting partnerships, debiasing our job descriptions using artificial intelligence software, and implementing initiatives that focus on ensuring greater representation from underrepresented communities in our sourcing processes.

Retaining Diverse Talents. We are also focused on the retention of diverse talent through a focus on building belonging-rich environments. Our employee communities continued to play a critical role in building our inclusive culture in 2021 by embedding inclusive practices within leadership and providing our employees with support tailored to their needs. Led by three primary areas of investment - our people, our products and customers, and corporate social impact, Employee Communities work to educate others and raise awareness about issues that affect our workforce in and beyond company walls, advocate for product and service accessibility, and build relationships with external partners and organizations. Employee Communities are supported by executive sponsors representing many of our regions and offering development opportunities through coaching, mentorship programs, and discussion forums.

We currently offer eight communities that represent persons of color, LGBTQ+ employees, women, veterans, parents and caregivers, multigenerational employees, and persons who are neurodivergent or have physical disabilities.

Supporting Inclusive Talent Management: To ensure that our value of inclusivity permeates throughout our organization, in 2021, we continued our investments in inclusive talent management. We have a global equity policy which encourages our employees to seek opportunities to promote equity through our work, model respectful and inclusive behavior, and prevent and report policy violations. We established a diversity council made up of senior executives to ensure governance and accountability on our commitments by promoting policies and practices that are conducive to the development of a diverse, high-performing organization. We also successfully launched and graduated the first cohort of our talent development program, Ignite, aimed at developing the next generation of rising underrepresented leaders at Zendesk through one-on-one mentoring, networking events, and group coaching. The positive impact of these combined efforts was evidenced in our 2021 employee engagement scores with results evidencing confidence that our leaders are promoting an inclusive work environment.

30

CORPORATE GOVERNANCE

Promoting our culture and encouraging employee engagement

As a company, we are investing in the future of our employee experience with a philosophy aligned to our view on the future of customer experience. Just as we build our solutions first and foremost for the people that use them every day, we also build an organization and culture that trusts, values, and empowers our employees. We listen to our employees and use their feedback to shape our employee experience priorities. Based on results from our internal employee survey, our employee engagement in 2021 remained above our industry benchmark and we hit a record percentage of employee participation.

Facilitating a Remote Working Environment: We continue to primarily operate in a remote capacity during the pandemic. Post-pandemic, we intend for a significant proportion of our workforce to continue to be designated as remote employees. By hiring and maintaining more remote teams, we are able to more easily enter new geographical regions to support our customers, and expand our talent footprint while keeping diversity top-of-mind. Throughout 2021, we have supported our employee population in working remotely by providing them with guiding principles on how to embrace a dynamic work style - principles that give our employees flexibility in how they best work, leveraging technology to bring people together in an easy and more inclusive way while being more thoughtful when we ask people to come together in person.

Facilitating Learning Opportunities: We believe that building a high performing and agile workforce requires enabling our employees to learn, adapt, and model strong leadership capabilities as we grow.

Over
1,000 employees across levels actively participated in learning programs in 2021. All employees had access to always-on learning opportunities via our online learning platform, which included programs both internal and external for building leadership capabilities, fostering equity and inclusion, and working in a digital-first environment. Our online learning platform also includes required training materials regarding our Global Anti-Corruption Policies and our Policy on Insider Trading and Disclosure.

Total rewards

Our total rewards programs are designed to attract, reward and motivate our employees in a transparent and equitable way in line with our company core values. We strive to innovate and evolve our reward programs to be market competitive and comprehensive to cover employees at every stage of their personal and professional path. We are focused on keeping wellness as the foundation for all employees globally. We review our programs annually to ensure we maintain competitiveness and rely on employee feedback to shape and evolve our offerings.

Comprehensive benefits
We strive to offer options that are competitive, locally relevant and provide the resources needed to live fully, healthily, and balanced in work and life. Our benefits include comprehensive healthcare, income protection insurance, time off and leave programs, retirement programs and additional resources to support employees’ overall well-being.

Mental health & well-being
We provide access to programs that strengthen and support the emotional wellness and resiliency of our workforce. These resources include online therapy programs from licensed clinicians, relationship counseling and critical incident support, and an online application that promotes mindfulness and guided meditation. In 2021, we continued to see strong employee engagement in our well-being solutions where utilization remained consistent in all programs throughout the year.

Family resources
We have established programming, policies, and workplace practices to promote work and life harmony and strengthen social connectedness. Employees have access to an online platform that finds general care services to support employees in balancing work and life. We also offer family-forming benefits with access to employer-sponsored funds to pay for fertility treatments and family-forming services, including adoption and surrogacy. We have a global parental leave program with an equal length of time for all parents.

Pay equity We are committed to pay equity and perform a global pay equity analysis on an annual basis.

2022 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Social impact & environmental sustainability

Our Social Impact initiatives are informed by our core value of community. With the goal of facilitating life-changing moments of connection – by mobilizing our people, product and resources – we support nonprofit organizations that strengthen communities, advance equity and promote resilience. Our goals for social impact fall into four core areas:

Improve our environmental stewardship
Zendesk’s sustainability program has three components: measuring our impact on the environment; trying to reduce that impact; and, mitigating our impact through carbon offsets and removals. We support ecosystem restoration under the broader umbrella of promoting resilience in local communities.
Giving time
Zendesk has transitioned to virtual volunteering as a way to stay connected to one another and our communities, even during the COVID-19 pandemic. In 2021, our employees volunteered over 5,000 hours, mentoring students and job seekers, creating greeting cards and participating in educational and advocacy programs.

Giving money
In 2021, Zendesk’s corporate foundation funded millions of dollars in grants to global and community nonprofits supporting our areas of focus. Additional funds were allocated to employees through our giving platform, with funds going to a wide range of recipients and causes including Afghan refugees, schoolgirls in India, coral reef restoration, and COVID-19 relief.

Giving technology and expertise
Zendesk’s Tech for Good program provides free software and expertise to nonprofits that address urgent social problems. By leveraging the power of customer experience tools, our partners are able to improve efficiency and magnify their impact.

Data privacy and trust

Zendesk understands the importance of data protection in an evolving digital world, and we make customer trust a priority because we know that customer data is important to our customers’ values and operations. That’s why we aim to keep customer information private and safe. Our customers entrust us with large amounts of sensitive information, stemming from a wide range of industries including healthcare, financial services, government, and technology.

32

CORPORATE GOVERNANCE

Zendesk helps customers maintain control of their privacy and data security through:

Disclosure of customer service data
Zendesk assesses third parties for security impact and maintains controls to confirm compliance with our security practices and procedures. Our policy is to only disclose service data to third parties when disclosure is necessary to provide the services or as required to respond to lawful requests from public authorities, in accordance with our Government Data Request Policy and provided in our Transparency Report.

Access management

Zendesk provides an advanced set of access and encryption features, such as login alerts and two-factor authentication, implementing restrictions on the amount of information other apps can request from our users, and providing secure data storage and tools to give users more control over their data. We do not access or use customer service data for any purpose other than providing, maintaining, and improving the Zendesk Services and as otherwise required by law.

Trust
We have developed security protections and control processes to help our customers work to create a secure environment for their information. Independent third-party experts have confirmed our adherence to high industry standards.

Data security certifications SOC 2 Type II, ISO 27001:2013, ISO 27018:2014 certified and FedRAMP authorized with Low Impact Software-as-a-Service (LI-SaaS).
Data protection and privacy program
We take pride in maintaining and enhancing our global data protection and privacy program. Our dedicated privacy team partners with cross-functional key stakeholders, including legal, security, product, human resources, procurement, and executive teams, to foster a privacy culture.

With an ever-changing privacy and security environment, Zendesk regularly seeks to enhance our privacy and security practices. Zendesk launched the Zendesk Trust Center to provide our customers with a single resource for concise information on how Zendesk maintains customer trust through security and privacy principles and frameworks. Zendesk was one of the first companies to obtain approval by the EU data protection authority for Zendesk’s Controller and Processor Binding Corporate Rules, which are known as the “gold standard” for EU data transfers.

Data hosting locality
Customers who purchase the data center location-deployed associated service (“Data Center Location Add-on”) can select the region (from the available Zendesk regional options) where the data center which hosts their service data is located in accordance with our Regional Data Hosting Policy.

2022 PROXY STATEMENT	33

In addition to Mr. Mikkel Svane, our Founder, Chair of the Board and Chief Executive Officer, who also serves as a director, our executive officers as of June 27, 2022 consisted of the following:

SHELAGH GLASER 58 Chief Financial Officer

Ms. Glaser has served as the Company’s Chief Financial Officer since May 2021. She previously served in senior finance roles at Intel Corporation, a multinational technology company, including serving as its Corporate Vice President and Chief Financial Officer and Chief Operating Officer for the Data Platform Group since July 2019 and serving as its Corporate Vice President and Chief Financial Officer and other senior roles at Client Computing Group from December 2013 to July 2019. Ms. Glaser holds a Bachelor of Arts in Economics from the University of Michigan and a Master’s in Business Administration from Carnegie Mellon University.

NORMAN GENNARO 55 President, Worldwide Sales

Mr. Gennaro has served as our President, Worldwide Sales since November 2019. Mr. Gennaro served as our Senior Vice President, Worldwide Sales from January 2018 to November 2019. From April 2012 to December 2017, Mr. Gennaro served as a Territories Market Segment Leader for North America for Amazon Web Services, an information technology service management company. Prior to that, Mr. Gennaro held senior roles at the Oracle Corporation, a software company, including Vice President from March 2006 to March 2012, and Senior Technical Director from January 2000 to March 2006. Mr. Gennaro holds a Management in Information Systems degree from the University of Notre Dame and M.B.A. from the Notre Dame de Namur University.

ANDREA NIETO 50 Chief People Officer

Ms. Nieto served in senior HR/People roles at Xilinx, Inc., a multinational technology company, including serving as its Senior Vice President and Chief People Officer, as well as Corporate Vice President and Chief of Staff, since May 2013. Prior to her service at Xilinx, Ms. Nieto served in various HR roles at Cisco Systems, Inc., including as Chief of Staff, from December 1998 to May 2013. Ms. Nieto holds a dual Bachelor of Arts in Communication Studies and History from San Jose State University.

34

EXECUTIVE OFFICERS

ADRIAN McDERMOTT 53 Chief Technology Officer

Mr. McDermott has served as our Chief Technology Officer since April 2021. He previously served as our President of Products from October 2016 until April 2021. Mr. McDermott has served on the Board of Directors of FireEye, Inc., a security software company, since January 2019. Mr. McDermott served as our Senior Vice President, Product Development from July 2010 until October 2016. Mr. McDermott holds a B.Sc. in computer science from De Montfort University.

JOHN GESCHKE 52 Chief of Staff

Mr. Geschke has served as our Chief of Staff since November 2019 and served as our Chief Legal Officer from May 2017 to January 2021. Mr. Geschke served as our Senior Vice President, Administration from October 2015 to November 2019 and as our General Counsel and Secretary from July 2012 to May 2017. From April 2010 to June 2012, Mr. Geschke served as General Counsel of Norwest Ventures Partners, a venture capital firm. Mr. Geschke holds an A.B. from Princeton University with a concentration in the School of Public and International Affairs and a J.D. from Stanford University.

JEFFREY TITTERTON 50 Chief Operating Officer

Mr. Titterton has served as our Chief Operating Officer since April 2021. He previously served as our Chief Marketing Officer from October 2018 until April 2021 and our Senior Vice President, Marketing from May 2017 to October 2018. From January 2017 to May 2017, Mr. Titterton served as the Head of Global Campaign and Engagement Marketing for Adobe Inc., a software company, and as Head of Engagement Marketing, Creative Cloud, from August 2013 to January 2017. Prior to that, Mr. Titterton served as the Chief Marketing Officer for 99designs, a graphic design marketplace, from August 2011 to August 2013. Mr. Titterton holds a B.A. in English with a concentration in economics from Cornell University.

ALEX CONSTANTINOPLE 52 Chief Marketing Officer

Ms. Constantinople has served as our Chief Marketing Officer since May 2021. Prior to that, Ms. Constantinople served in senior management roles at Outcast, an integrated marketing agency specializing in digital, communications, and branding, including serving as its Chief Executive Officer from May 2011 to March 2021. Ms. Constantinople holds a Bachelor of Arts in English from Denison University.

MICHAEL CURTIS 43 Interim Chief Engineering Officer

Michael Curtis has served as our interim Chief Engineering Officer since January 2022. Previously, Mr. Curtis served as the vice president of engineering of Airbnb, Inc., an online marketplace and hospitality service company, from February 2013 to March 2019. Mr. Curtis served as a director of engineering of Facebook, Inc., a social media company, from August 2011 to February 2013. Mr. Curtis currently serves as a Trustee on the Board of Directors of Harvey Mudd College.

2022 PROXY STATEMENT	35

Our Compensation Discussion and Analysis describes our executive compensation program and the decisions for fiscal year 2021, regarding the compensation for:

MIKKEL SVANE	SHELAGH GLASER	ALEX CONSTANTINOPLE	ADRIAN McDERMOTT
Chief Executive Officer and Chairman of the Board	Chief Financial Officer	Chief Marketing Officer	Chief Technology Officer

NORMAN GENNARO	ELENA GOMEZ	MARC CABI
President, Worldwide Sales	Former Chief Financial Officer	Former Interim Chief Financial Officer

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as the “Named Executive Officers,” or “NEOs.”

We believe the compensation program for our Named Executive Officers in fiscal year 2021 was instrumental in helping us to achieve strong performance in fiscal year 2021, including 30% year-over-year growth in revenue for the full fiscal year 2021 period in the face of continuing economic disruption caused by the unprecedented global pandemic. Our long-term incentive equity mix and our choice of metrics in our short-term incentives link pay with operational performance and long-term stockholder value while striking a responsible balance between risk and reward.

36

COMPENSATION DISCUSSION AND ANALYSIS

Continuing to support our employees’ wellbeing through unprecedented times

Amid the extraordinary environment resulting from the pandemic, management focused the Company’s resources and:

●Embraced a digital first working-environment and flexibility, while supporting the health and safety of our employees and their families
●Evolved our leave programs to support our employees and the unexpected time needed to focus on themselves and their families. Program expansion included emergency time off, pregnancy loss leave and vaccination time off
●Expanded benefit programs to support expansion of our workforce into new countries

We surpassed $1.3B in revenue and created significant momentum going into 2022

As we mentioned in our letter to stockholders filed on February 10, 2022, we had a strong finish to 2021, which exceeded our expectation at the start of 2021. Strength was driven by our continuing success in expanding our enterprise customer base and the introduction of Zendesk Suite, both leading to larger deals and longer contract terms.

We continue helping brands around the world reimagine their customer experience engagement as they adapt to a digital-first economy. Our best-in-class customer experience solutions are helping them scale and we intend to continue the momentum in 2022 building a strong foundation for our growth long term.

Compensation Highlights

For fiscal year 2021, on average, approximately 91% of the total compensation between our Named Executive Officers (excluding the CEO, as defined below) was at-risk compensation and approximately 6% was fixed salary. For our CEO, at-risk compensation represented 94% of total compensation, fixed salary represented 6%, and our CEO pay ratio was 54:1. We define at-risk compensation as consisting of our short-term performance-based incentive bonus and long-term equity incentives. The majority of all Named Executive Officers’ total compensation was delivered in the form of equity awards - stock options and time-based restricted stock units - with values that are generally contingent on stock price.

The performance-based bonus plan for our NEOs and executive employees provides cash awards on an annual basis depending on Zendesk’s performance. The awards are directly linked to the achievement of annual financial objectives established by the Compensation Committee shortly after the beginning of the new fiscal year. In keeping with our pay-for-performance compensation philosophy, eligible employees in good standing (who are not otherwise subject to another variable compensation plan) are also rewarded with an annual bonus that is funded based on the same key financial objectives. The Compensation Committee is provided an opportunity to review and comment on the broad-based performance bonus plan.

Our fiscal year 2021 key financial metrics for measuring Zendesk’s success are Revenue Growth Rate, Non-GAAP Operating Margin and, in the case of Mr. Gennaro only, Net Bookings.[1] The Compensation Committee believes that these metrics establish appropriate short-term performance conditions that will drive our future growth and profitability as well as offer market-competitive incentive opportunities to our NEOs

About this Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2021.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.

[1]	See the disclosure under “Target objectives under the bonus plan” below for further details regarding these key financial metrics.

2022 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Executive overview

Our approach to compensation

At the core of our Company-wide compensation philosophy, we aim to provide compensation that is both externally competitive to the outside market and internally equitable in order to attract, motivate, and retain highly skilled and talented employees. In addition to salary and other types of compensation, we believe that providing long-term incentives in the form of equity awards broadly to our employee base enables our employees to take a long-term outlook with respect to our business and become tangible stakeholders in the successful achievement of our goals.

We value crafting and maintaining an executive compensation program that is benchmarked with peers and integrated with Company metrics that are of high importance to our investors. Our philosophy underlying our executive compensation is to increase our position to market for each compensation component relative to its alignment with our stockholders’ interests, resulting in a program that is skewed towards components that share the risk with our stakeholders and reward our employees for performance.

EXECUTIVE COMPENSATION PHILOSOPHY - COMPENSATION COMPONENTS

Our compensation philosophy is to provide an executive compensation program that rewards our management team for meeting our long-term business strategy, while rewarding the individual contributions of the team members.

38

COMPENSATION DISCUSSION AND ANALYSIS

The principal objectives of our executive compensation programs are as follows:

Attract, Motivate and Retain
Offer a total compensation program that adapts to changing economic, regulatory, and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria	Pay For Performance Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated objectives	Reward Actual Achievement Increase incentives to achieve key strategic performance measures and compensate for achievement of Zendesk’s financial and operating goals

Align Executive Interests with our Stockholders
Align the interests of our executives with our stockholders by tying a significant portion of their total compensation to Zendesk’s overall financial and operating performance and the creation of long-term stockholder value		Promote Teamwork and Individual Contribution Reward teamwork and individual contribution through recognition programs

FISCAL YEAR 2021 AT-RISK COMPENSATION

CEO

Other NEO

Base Pay	Performance-based Incentives	Stock Option & Stock Awards
●Fixed-cash compensation ●Foundation of compensation package, providing appropriate level of financial certainty
●Subject to attainment of objectives related to Company financial and operational measures for the year
●Payout is “at risk” based on Company performance
●Committee discretion to adjust based on each officer’s individual performance or other conditions
●Further alignment to stockholder interests ●Value tied direction to stock price performance, motivating for sustained stock price appreciation ●Multi-year vesting, provides retention incentive

“Other NEO” percentages as shown above are calculated by taking a simple average of each Named Executive Officer’s compensation, other than the Chief Executive Officer.

We target a significant portion of our executive compensation to be delivered through “at-risk” compensation components. Our Amended and Restated Executive Incentive Bonus Plan (the “Bonus Plan”) for our executives is primarily based on non-GAAP operating margin and revenue results, and has a high minimum threshold for any bonus payout. A significant portion of the equity package for our executives is stock options, which are granted at fair market value of the stock price at the time of grant, resulting in equity value being directly tied both to stock price and to the broader market’s evaluation of the performance of our business. Because we target a similar economic value between restricted stock units and options, our option compensation calculation results in a greater number of shares granted to each executive as compared to restricted stock units. We believe this approach strongly incentivizes long-term alignment with our stock price.

2022 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

We evaluate our compensation philosophy and compensation programs as circumstances require, and at a minimum, we review our executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation arrangements ensure that we remain competitive for talent, that we meet our retention objectives, and that our compensation costs are reasonable.

2021 advisory vote on compensation

We submitted a non-binding proposal to our stockholders at the 2021 Annual Meeting of Stockholders. This proposal consisted of a non-binding advisory vote to approve the compensation of the Named Executive Officers as disclosed in the proxy statement for the 2021 Annual Meeting of Stockholders.

Approximately 91% of the votes cast were in favor of the non-binding advisory vote to approve the compensation of the Named Executive Officers at the 2021 Annual Meeting of Stockholders. The Compensation Committee believes this indicates that our stockholders strongly support the philosophy, strategy, and objectives of our executive compensation programs. After considering this result and following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of the annual non-binding advisory vote to approve the compensation of the Named Executive Officers, in making future decisions affecting the compensation of the Named Executive Officers.

Executive compensation best practices

WHAT WE DO	WHAT WE DON’T DO
✔Closely monitored pay-for-performance philosophy in establishing program design and targeted pay levels for executive officers
✔Independent compensation consultant is hired by and reports to the Compensation Committee
✔Annual report by the independent compensation consultant to the Compensation Committee on Chief Executive Officer pay and performance alignment
✔Solicit an annual advisory vote on executive compensation
✔Stock ownership guidelines for executive officers
✔Maintain a clawback policy on incentive awards
✔Double trigger change-in-control provisions in all executive officer compensation arrangements
✔General policy of four-year vesting on equity awards other than the one-year cliff vesting for new hire grants
✔Performance-based equity awards based on revenue and stockholder return (beginning fiscal year 2022)

✕No single-trigger acceleration for Chief Executive Officer or other executive officers following a change in control
✕Employees and directors may not hedge or engage in short sales of our stock
✕No repricing underwater stock options

40

COMPENSATION DISCUSSION AND ANALYSIS

Design and structure of 2021 executive compensation

Executive compensation program elements

The section below describes the elements of fiscal year 2021 compensation for our executive officers, including NEOs. The key elements and how they relate to our compensation philosophy are summarized in the table below.

Element	Purpose	How this Relates to our Philosophy
Base Salary		●Provide fixed compensation to attract and retain key executives
Short-term Performance-Based Incentive Bonus
●Establish appropriate short-term performance conditions that will drive our future growth and profitability
●Reward achievement of short-term performance metrics
●Bonus payout tied to Zendesk performance consistent with FY21 financial plan
●Offer market competitive incentive opportunities

Restricted Stock Units
●Promote retention of our executives through 4 year service vesting period
●Align the interests of executives with those of shareholders by issuing equity awards, the value of which is correlated to our stock price

Stock Options
●Motivate performance and stock price growth by sharing the Company’s profits with our executives
●Align the executives’ interests for stock price growth and profitability with our shareholders interests

Employee Stock Purchase Plan		●Motivate performance through company’s ownership ●Align the interests of our broad employee base with Zendesk’s long-term objectives
Welfare, Change in Control and Other Employee Benefits
●Retain and encourage our senior leaders (including NEOs) to remain focused on our business and the interests of our stockholders during periods of strategic change
●Ease transition due to unexpected employment termination

Retirement Benefits		●Retain and encourage our employees, including executives, to remain focused on our business for the long term

Legend
Attract, Motivate, Retain	Align Interests with Shareholders
Pay-for-Performance	Reward Achievement

In determining the amount of base salary, performance-based incentives, long-term equity incentives, and benefits awarded to each Named Executive Officer, the Compensation Committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the Compensation Committee looks at the overall compensation package and the relative amount of each element on an individual basis for each Named Executive Officer to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.

2022 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Base salary

We provide a base salary as a fixed source of compensation for each of our Named Executive Officers, allowing them a degree of certainty relative to the significant portion of their compensation that is at-risk compensation - performance-based incentives and equity awards with values that are generally contingent on stock price appreciation. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.

Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data. Thereafter, our Compensation Committee generally reviews, and adjusts as deemed necessary, base salaries for each of our Named Executive Officers annually.

In completing its annual review and adjustment, our Compensation Committee targets paying each of our Named Executive Officers base salaries that are conservative compared to our peer group, if such information is available, or conservative compared to salaries found in the survey data that it utilizes for similar positions. Additionally, in setting base salary levels, our Compensation Committee may consider a range of factors, including:

●	the individual’s anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies;
●	our Compensation Committee members’ experience and knowledge in compensating similarly situated individuals at other companies;
●	the value of the individual’s existing equity awards and our cash needs; and
●	a general sense of internal pay equity among our executive officers as well as non-executive officer employees.

Consistent with prior years, our Compensation Committee reviewed the base salaries of our Named Executive Officers. The Compensation Committee determined not to increase the base salaries for our incumbent Named Executive Officers in February 2021. In making a determination as to whether increases to the base salaries for each of our Named Executive Officers were appropriate, the Compensation Committee took into account the Company’s decision not to increase non-executive officer salaries in 2021, as well as the competitive market for management within our industry and geographic area and the expanded obligations of our Named Executive Officers due to our growing operations. The base salaries of our Named Executive Officers prior to and following the compensation evaluation approved by the Compensation Committee in February 2021 were as follows:

Named Executive Officer	Annual Base Salary Prior to and Following 2021 Evaluation ($)*
Mikkel Svane	500,000
Shelagh Glaser	475,000	*
Alex Constantinople	400,000	*
Adrian McDermott	420,000
Norman Gennaro	400,000
Elena Gomez	450,000	*
Marc Cabi	340,000	*
*

Ms. Glaser’s employment with the Company commenced May 28, 2021 and Ms. Constantinople’s employment with the Company commenced May 10, 2021; and the amounts set forth above reflect their starting base salaries. Ms. Gomez ended employment with the Company May 5, 2021. On April 27, 2021, the Company’s Board appointed Marc Cabi as the Deputy Chief Financial Officer and, effective May 5, 2021, interim principal financial officer of the Company, and the amount set forth above reflects his salary when he commenced this position. Mr. Cabi’s appointment to interim principal financial officer occurred after the Compensation Committee’s evaluation of annual base salaries. Upon Ms. Glaser’s commencement of employment on May 28, 2021, Ms. Glaser replaced Mr. Cabi as principal financial officer of the Company, and Mr. Cabi continued to be the Company’s Deputy Chief Financial Officer. Mr. Cabi ended his employment with the Company on November 8, 2021. Because Ms. Glaser, Ms. Constantinople, Ms. Gomez, and Mr. Cabi’s base salaries were prorated to their start date, and, if applicable, end date, the salary paid to each, as reflected in our Summary Compensation Table, may differ from the amount set forth above.

42

COMPENSATION DISCUSSION AND ANALYSIS

Sign-on bonus for Ms. Glaser and Ms. Constantinople

We provide sign-on bonuses when necessary and appropriate to advance the Company’s and stockholders’ interests, including to attract top executive-level talent from other companies. Sign-on bonuses are an effective means of offsetting the compensation opportunities an executive forfeits when he or she leaves a former employer to join the Company.

Ms. Glaser received a one-time sign-on bonus in connection with her hiring as our Chief Financial Officer, equal to $500,000. Ms. Glaser’s sign-on bonus was paid upon commencement of her employment with the Company and will be earned in installments over her first two years of employment: half of Ms. Glaser’s sign-on bonus was deemed earned as of May 2022 and the second half will be deemed earned on a pro rata monthly basis until she has completed two years of employment with the Company as of May 2023.

Ms. Constantinople also received a one-time sign-on bonus in connection with her hiring as our Chief Marketing Officer, equal to $500,000. Ms. Constantinople’s sign-on bonus was paid upon commencement of her employment with the Company and will be earned in installments over her first two years of employment: half of Ms. Constantinople’s sign-on bonus was deemed earned as of May 2022 and the second half will be deemed earned on a pro rata monthly basis until she has completed two years of employment with the Company as of May 2023.

Performance-based incentives

We adopted the Bonus Plan to provide for performance-based incentive payments upon the attainment of target objectives related to Company financial and operational measures, Company objectives, individual performance objectives, or a combination thereof, in each case as set by the Compensation Committee. The Compensation Committee took into account market data, relative levels of responsibility across the Company, tenure, and other relevant factors in order to set the target performance-based incentive for each Named Executive Officer. The target performance-based incentive for the Named Executive Officers as compared to their base salaries was as follows:

TARGET PERFORMANCE-BASED INCENTIVES

Named Executive Officer	2021 Annual Base Salary ($)*	2021 Target Performance-Based Incentive Under the Bonus Plan ($)	2021 Target Performance-Based Incentive as Percent of Base Salary
Mikkel Svane	500,000	500,000	100%
Shelagh Glaser*	475,000	356,250	75%
Alex Constantinople*	400,000	240,000	60%
Adrian McDermott	420,000	315,000	75%
Norman Gennaro	400,000	400,000	100%
Elena Gomez*	450,000	337,500	75%
Marc Cabi*	340,000	119,000	35%
*

Ms. Glaser’s employment with the Company commenced May 28, 2021, and Ms. Constantinople’s employment commenced May 10, 2021, and the amounts set forth above reflect their starting base salaries as of their start dates. Ms. Gomez’s employment with the Company terminated on May 5, 2021. Because Mr. Cabi was generally employed as a non-Section 16 officer, except for the temporary period where he served as Zendesk’s principal financial officer, he was subject to Zendesk’s broad-based bonus plan for regular, non-sales employees instead of Zendesk’s Amended and Restated Executive Incentive Bonus Plan. The broad-based bonus plan for regular, non-sales employees is intended to reward employees based on attainment of the Company’s pre-set financial metrics, used in the Amended and Restated Incentive Bonus Plan, and/or attainment of individual performance goals.

2022 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Each executive officer who participates in the Bonus Plan has a target performance-based incentive set for the performance period, as well as one or more target objectives under the Bonus Plan for the performance period. The attainment level of the target objectives is measured at the end of the performance period after our financial results for the performance period have been released (or such other appropriate time as the Compensation Committee determines), with the payout based on such attainment level and as approved by the Compensation Committee. The Bonus Plan also permits the Compensation Committee to approve additional bonuses to executive officers in its sole discretion and to adjust incentive payments (by increasing or decreasing the amount payable), in each case based on an executive officer’s attainment of individual performance objectives or other conditions, as determined by the Compensation Committee.

The Compensation Committee believes that the payment of performance-based incentives under the Bonus Plan allows the Company to create short-term incentives for the management team that, given the alignment of the target objectives with the Company’s internal operating plan, will drive long-term value creation for our stockholders by motivating each member of the management team to focus his or her efforts on successfully executing such operating plan.

For the Named Executive Officers, the Compensation Committee established a twelve-month performance period commencing on January 1, 2021 and ending on December 31, 2021. The payment of the performance-based incentive followed the completion of such period.

Target objectives under the bonus plan

In considering target objectives for the management team for fiscal year 2021, the Compensation Committee determined that establishing target objectives for the management team that encouraged efficient revenue growth, and an additional component for Mr. Gennaro that encouraged achieving new business and expanding our go-to-market approach, aligned the management team’s incentives with the interests of the Company’s stockholders. Therefore, the Compensation Committee designed the target objectives for the Named Executive Officers as described below.

Revenue growth rate component	Operating margin component

The Revenue Growth Rate Goal was the percentage of achievement of the year-over-year revenue growth during the period as compared to the internal operating plan. Year-over-year revenue growth during a period is determined by assessing the revenue generated over the period as compared to the revenue generated over the prior year period.

Rationale: The Compensation Committee chose the Revenue Growth Rate Goal as a component of the target objectives because the Compensation Committee believes that achieving significant revenue growth is a primary objective for the Company and its stockholders and contributes to the Company’s year-over-year financial performance. Furthermore, the Compensation Committee believes that each of our Named Executive Officers was in a position to focus on revenue growth, and the Compensation Committee desired to incentivize this focus.

The Operating Margin Goal was the percentage of achievement of non-GAAP operating margin for the period as compared to the internal operating plan. Non-GAAP operating margin is the ratio of the non-GAAP operating loss/profit for a period (which excludes share-based compensation, amortization of share-based compensation capitalized in internal-use software, employer tax related to employee stock transactions, amortization of purchased intangibles, acquisition-related costs, and real estate impairments) to our revenue for the period.

Rationale: The Compensation Committee chose the Operating Margin Goal as a component of the target objectives because the Compensation Committee believes that revenue growth must be achieved efficiently and with a long-term focus on achieving profitability. Further, the Compensation Committee believes that each of our Named Executive Officers was in a position to focus on scaling our operations efficiently and desired to incentivize this focus.

44

COMPENSATION DISCUSSION AND ANALYSIS

Net bookings component

An additional component of the target objectives for Mr. Gennaro only-the Net Bookings Goal-was based on the actual achievement against the consolidated new net annual recurring revenue from customers in the enterprise and commercial segment during the performance period, as compared to the Company’s internal operating plan. The Net Bookings Goal was the percentage of achievement of the consolidated new net annual recurring revenue added to paid customer accounts on our products in the enterprise and commercial segment during the performance period as compared to the internal operating plan. Bookings added during a period is determined by assessing the forward-looking legal determination of recurring revenue based on the terms of the contract for all new paid customer accounts added during such period, as of the date of addition, and expansions within existing paid customer accounts on our products during such period, as of the date of expansion. Recurring revenue is not determined by reference to historical revenue or any other GAAP financial measure.

Rationale: The Compensation Committee chose the Net Bookings Goal as a component of Mr. Gennaro’s target objective because the Compensation Committee wanted to provide an incentive that encouraged Mr. Gennaro to focus on achieving new business and expanding the reach of our go-to-market approach, particularly in the enterprise and commercial segments. The Compensation Committee views the Net Bookings Goal as a more accurate measure of the growth of the overall business, while factoring in churn and contraction rates over the measurement period.

Individual performance adjustment

In addition to the target objectives described above, our Compensation Committee may exercise its discretion to adjust the payments for each Named Executive Officer’s performance-based incentive up or down based on our Chief Executive Officer’s assessment of performance and other achievements not otherwise reflected in the target objectives.

Target objectives payment guidelines

For each of the Named Executive Officers, other than Mr. Gennaro, the Revenue Growth Rate Goal comprised 75% of the target performance-based incentives, and the Operating Margin Goal comprised 25% of the target performance-based incentives. For Mr. Gennaro, the Revenue Growth Rate Goal comprised 40% of his target performance-based incentives, the Operating Margin Goal comprised 20% of his target performance-based incentives, and the Net Bookings Goal comprised 40% of his target performance-based incentives. The target performance-based incentive subject to each component for each Named Executive Officer was as follows:

TARGET PERFORMANCE-BASED INCENTIVE BY COMPONENT

Named Executive Officer	Total Target Performance- Based Incentive ($)	Target Performance- Based Incentive Subject to Revenue Growth Rate Component (% and $)		Target Performance- Based Incentive Subject to Operating Margin Component ($)		Target Performance- Based Incentive Subject to Net Bookings Component (% and $)
Mikkel Svane	500,000	75%	375,000	25%	125,000	–	–
Shelagh Glaser	356,250	75%	267,188	25%	89,063	–	–
Alex Constantinople	240,000	75%	180,000	25%	60,000	–	–
Adrian McDermott	315,000	75%	236,250	25%	78,750	–	–
Norman Gennaro	400,000	40%	160,000	20%	80,000	40%	160,000
Elena Gomez	337,500	75%	253,125	25%	84,375	–	–
Marc Cabi	119,000	*	*	*	*	–	–
*	Because Mr. Cabi was generally employed as a non-Section 16 officer, except for the temporary period where he served as Zendesk’s principal financial officer, he was subject to Zendesk’s broad-based bonus plan for regular, non-sales employees instead of Zendesk’s Amended and Restated Executive Incentive Bonus Plan. The broad-based bonus plan for regular, non-sales employees is intended to reward employees based on attainment of the Company’s pre-set financial metrics, used in the Amended and Restated Incentive Bonus Plan, and or attainment of individual performance goals.

2022 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Performance-based incentives for 2021

2021 Attainment of Performance-Based Incentives

Information regarding the attainment of the target objective to each of our Named Executive Officers under the Bonus Plan for 2021 is as follows:

COMPONENT ATTAINMENT

Component	Component Attainment	Component Payout Level		Component Target for 100% Payout	Actual Component Performance
Revenue Growth Rate	111%	134	%*	27.04%	30.02%
Operating Margin	101%	102	%*	7.50%	7.52%
Net Bookings	117%**	160	%*	**	**
*	Plan required a minimum attainment of 85% for Revenue Growth Rate for payout associated with any component.
**	We are not disclosing the target or actual level for this performance objective because we believe disclosure would cause substantial competitive harm (for example, by providing competitors insight into our sales strategy and business operations) without adding to a meaningful understanding of our business-we do not provide guidance on bookings nor do we disclose actual bookings throughout the year. Similar to our other component targets, the Compensation Committee set the Net Bookings targets at a rigorous level so as to require significant effort by our executive to be attained. Accordingly, achievement against the target resulting in 100% of Net Bookings component payout was inherently uncertain at the time the target was set.

Form of Payment for Bonus Awards for 2021

For 2021, the Compensation Committee elected to pay the amounts to the Named Executive Officers under the Bonus Plan in cash because the Compensation Committee believed that it provided a predictable reward for the short-term incentive goals that the Compensation Committee wished to incentivize. The Compensation Committee did not adjust the bonus payments payable to any of our Named Executive Officers under the Bonus Plan for any Individual Performance Adjustment, as described above. Information regarding the payment of compensation to each of our Named Executive Officers under the Bonus Plan for 2021 is as follows:

Performance-Based Incentive Payout

	Revenue Growth Rate			Operating Margin			Net Bookings		Total Performance
Named Executive Officer	Payout Level			Payout Level			Payout Level		Incentive Payout Level
Mikkel Svane	134%	$502,500		102%	$127,500		–	–	126%	$630,000
Shelagh Glaser	134%	$358,031		102%	$90,844		–	–	126%	$448,875	*
Alex Constantinople	134%	$241,200		102%	$61,200		–	–	126%	$201,600	*
Adrian McDermott	134%	$316,575		102%	$80,325		–	–	126%	$396,900
Norman Gennaro	134%	$214,400		102%	$81,600		160%	$256,000	138%	$552,000
Elena Gomez	134%	$0	*	102%	$0	*	–	–	126%	$0	*
Marc Cabi	134%	$0	*	102%	$0	*	–	–	126%	$0	*
*	Though Ms. Glaser commenced employment with the Company on May 28, 2021, at the time she was hired the Company agreed that she would be eligible for a full performance bonus payout following arm’s-length negotiation with Ms. Glaser. Ms. Constantinople commenced employment May 10, 2021 and her bonus was prorated to her start date. Ms. Gomez and Mr. Cabi did not receive a performance bonus as they were not employed by the Company through the performance year or at the time of payment.

46

COMPENSATION DISCUSSION AND ANALYSIS

Long-term equity incentives

We believe that providing long-term incentives in the form of equity awards encourages our Named Executive Officers to take a long-term outlook and provides our Named Executive Officers with an incentive to manage our Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our Named Executive Officers to benefit from future successes in our business through the appreciation of the value of their equity awards, the Compensation Committee believes our Named Executive Officers’ interests and contributions align with the long-term interests of our stockholders. In addition, the Compensation Committee believes that offering meaningful equity ownership in our Company assists us in retaining our Named Executive Officers and other key employees.

Generally, our executive officers are granted equity awards at the time of hire, the size and form of which are determined through arm’s-length negotiation with the individual executive officer, taking into account his or her qualifications, experience, comparable market data, and expected roles and responsibilities. The equity awards granted to our executive officers upon hire generally vest over four years with 25% of the award vesting during the month of the first anniversary of the date of hire, and the remaining portion of the award vesting in equal monthly installments over the subsequent 36 months.

50% of targeted economic value of executive equity compensation is stock options	Long-term outlook: Equity vests over 4 years

The equity compensation for our Named Executive Officers for fiscal year 2021 consisted of annual equity awards, in the form of stock options and restricted stock units. The Compensation Committee believes that because the Company’s annual equity awards require an equity award holder’s continued provision of services to the Company through each applicable vesting date, the annual equity awards serve as effective retention tools. For fiscal year 2021, the Compensation Committee targeted providing approximately 50% of the intended economic value of equity awards for each Named Executive Officer in the form of stock options and the remaining portion in restricted stock units. The Compensation Committee believes that weighting the awards in this manner motivates the management team to focus its efforts on increasing the market value of the Company’s common stock through the execution of the Company’s long-term objectives.

●	Restricted Stock Units: The Compensation Committee included restricted stock units in the annual equity awards based on its belief that this would increase the retentive value of the annual equity awards, reward for growth in the market price of the Company’s common stock, and permit the Company to use fewer shares in the grant of the annual equity awards than it would in granting annual equity awards that were comprised solely of stock options, while also retaining a significant portion of compensation as stock options. The restricted stock unit portion of each annual equity award generally vests in equal monthly installments over four years, subject to an equity award holder’s continued provision of services to the Company through each applicable vesting date.
●	Stock Options: As stock options are granted at the fair market value of our stock price at the time of grant, we believe that these awards are effective instruments in tying the value of such compensation directly to stock price performance and stockholder value creation. The stock options used as part of our annual equity awards generally have a ten-year term and vest in equal monthly installments over four years, subject to an equity award holder’s continued provision of services to the Company through each applicable vesting date.

In February 2022, the Compensation Committee introduced the grant of performance-based restricted stock units (“PSUs”) to our executive officers, including our named executive officers. The Compensation Committee granted these awards to align our named executive officers’ incentives with the long-term interests of our stockholders while addressing retention objectives. The PSUs vest subject both to our achievement of pre-established relative total stockholder return and revenue growth performance metrics over a one-year performance period (up to a maximum of 165% of the target number of PSUs awarded) and continued service of the grantee over a four-year period, with 25% vesting on February 15, 2023, and the remainder vesting in 36 equal monthly installments thereafter.

2022 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

For its analysis of the intended aggregate grant date fair value of the equity compensation to be granted to each Named Executive Officer for the year, the Compensation Committee compared the grant date fair value of the award to those made to executives within the applicable peer group using a Black-Scholes valuation methodology for options that is consistent with the FASB ASC Topic 718 and the grant date fair value for restricted stock units. We believe these comparisons provide important additional context for assessing the competitiveness of our equity-based compensation practices with market practices.

The Compensation Committee targeted providing each of our Named Executive Officers with equity award grants that were competitive with similar executives at comparable companies. Given the competitive nature of the industry in which we operate, the Compensation Committee believes equity compensation at this level is generally required to retain our existing Named Executive Officers and to hire new executive officers when and as required.

Other compensation and benefits

Employee stock purchase plan

Participation in the 2014 Employee Stock Purchase Plan (“ESPP”) is available to all Named Executive Officers on the same basis as our other employees. However, any Named Executive Officers who are 5% stockholders, or would become 5% stockholders as a result of their participation in the ESPP, are ineligible to participate in the ESPP. Under the ESPP, eligible employees are granted options to purchase shares of our common stock through payroll deductions. The ESPP provides for eighteen-month offering periods, which include three six-month purchase periods. At the end of each purchase period, employees are able to purchase shares at 85% of the lower of the fair market value of our common stock at the beginning of an offering period or the fair market value of our common stock at the end of the purchase period. Since employees who participate in the ESPP have the opportunity to benefit from any appreciation in the value of the Company’s common stock due to the execution of the Company’s long-term objectives between the beginning of each offering period and end of each purchase period, we believe that offering the ESPP aligns the interests of our broad employee base with the Company’s long-term objectives.

Change in control benefits

In fiscal year 2015, our Compensation Committee adopted a Change in Control Acceleration Plan (the “Acceleration Plan”) that provides participants with accelerated vesting of all outstanding and unvested equity awards in the event of the termination of the individual’s employment from the Company under specified circumstances following a change in control (a “double trigger”). All Named Executive Officers were provided with the opportunity to participate in the Acceleration Plan; however, participation was not mandatory and executive officers could elect to maintain any existing rights to the accelerated vesting of equity awards in lieu of participating in the Acceleration Plan. However, once an executive officer makes an election to participate in the Acceleration Plan, the acceleration provisions of the Acceleration Plan supersede any other arrangements then in place related to the acceleration of equity awards. All executive officers are eligible for the same change in control arrangements provided for in the Acceleration Plan, although except as noted below, Mr. Svane does not participate in the Acceleration Plan.

Our Compensation Committee (and in periods prior to our initial public offering, our Board) determined that we would provide change in control arrangements to our Named Executive Officers in order to mitigate some of the risk that exists for executives working for a company that is smaller than many of its competitors. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. We also believe that entering into these arrangements and the level of acceleration provided by such arrangements will help these executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

On April 27, 2022, the Board approved and adopted Amendment No. 1 to the Zendesk, Inc. 2014 Stock Option and Incentive Plan (the “Plan”). This is a technical amendment to the Plan that serves to ensure that equity awards will be treated in accordance with the intent and purposes of the Company’s existing Acceleration Plan and similar preexisting

48

COMPENSATION DISCUSSION AND ANALYSIS

change in control provisions, including, in connection with an event constituting a change of control as defined under the Acceleration Plan that eligible employees under the Acceleration Plan have the ability to receive the benefits of outstanding awards that are assumed or substituted in any such event and, if certain outstanding awards are not assumed or substituted in such event, certain payments to eligible employees will be made in respect of the cancellation of such awards under the Plan’s change in control provisions (“the Plan Amendment”).

Mr. Svane’s equity awards have previously been subject to double-trigger change in control acceleration provisions pursuant to his grant agreements, which in certain cases pre-date the adoption of the Acceleration Plan and the Plan Amendment. The terms of Mr. Svane’s acceleration provisions are consistent with the Acceleration Plan and the Plan Amendment. The Plan Amendment provides that all employees with a title of Vice President and above, including Mr. Svane, will be covered by the terms of the Company’s Acceleration Plan. Ms. Glaser, Ms. Constantinople, Mr. McDermott, and Mr. Gennaro are current participants in the Acceleration Plan. For quantification of, and additional information regarding, the change in control arrangements of our Named Executive Officers, please see the discussion under “Executive Compensation-Potential Payments Upon Termination or Change in Control.”

Welfare and other benefits

We have established a tax-qualified Section 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, employees may elect to defer their eligible compensation by up to the statutory limit and contribute to the plan. We initiated an employer matching contribution on employee contributions in 2017. For fiscal year 2021, we matched 100% of the first 2% of eligible contributions made to the plan by our employees, including our Named Executive Officers. All such matching and one-time contributions were immediately and fully vested.

In addition, we provide other employee welfare and benefit programs to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are a resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and employee intrinsic value.

Other than payments for parking, gifts, and payments of membership fees in certain rewards programs, we do not generally provide perquisites to our executive officers except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide other perquisites or personal benefits in certain circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, and retention purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Procedures for determining compensation

Executive compensation decision-making process

Role of the Compensation Committee and executive officers in compensation decisions

The compensation of our Named Executive Officers is determined by our Compensation Committee. Our Chief Executive Officer typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Because our Chief Executive Officer is involved in the day-to-day operation of our business, he is able to base his recommendations in part upon his review of the performance of our executive officers. Our Compensation Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to executives. Our Compensation Committee reviews the performance of our Chief Executive Officer and meets in executive session without him to determine his compensation. In addition, Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members and our Chief Executive Officer, but also our Chief People Officer and senior members of our legal and people operations teams who may provide information, data, analysis, and updates to our Compensation Committee.

Role of compensation consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For fiscal year 2021, the Compensation Committee retained the services of Compensia, Inc., an independent national compensation consulting firm (“Compensia”), to review and advise on the principal aspects of the Company’s executive compensation program. The executive compensation program services included providing recommendations regarding the determination of peer group companies, analyzing publicly available compensation data of peer group companies, compensation survey data, and other publicly available data, and reviewing and advising on the target compensation opportunities for our executive officers, including base salaries, performance-based compensation, and long-term incentives. In addition, Compensia also reviewed Board compensation, provided market practices for equity compensation design and developed a compensation risk assessment. The compensation risk assessment included, among other factors, a review of executive compensation, base salary, annual bonuses, sales compensation, equity incentives, and other related categories and did not identify policies or practices likely to have a material adverse effect on the Company. In electing to engage Compensia, the Compensation Committee took into consideration all factors relevant to Compensia’s independence from the Company’s management and concluded that no conflict of interest existed that would prevent Compensia from independently advising the Compensation Committee.

Use of market data and peer group

With the assistance of Compensia, the Compensation Committee consulted market data to better inform its determination of the key elements of our compensation program in order to develop a compensation program that the Compensation Committee believes will enable us to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and peer groups. The compensation data for fiscal year 2021 consisted of compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers based on roles and responsibilities.

For the determination of compensation of our Named Executive Officers for fiscal year 2021, our Compensation Committee considered the following companies as our peer group:

Aspen Technology, Inc.	New Relic, Inc.	Pegasystems Inc.	SolarWinds Corporation
DocuSign, Inc.	Okta, Inc.	Proofpoint, Inc.	The Trade Desk, Inc.
Dropbox, Inc.	Paycom Software, Inc.	RingCentral, Inc.	Twilio Inc.
Dynatrace, Inc.	Paylocity Holding Corporation	Slack Technologies, Inc.
Fair Isaac Corporation		Snap Inc.

50

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee selected the companies in our peer group and utilized the Radford Global Technology Survey because it believes that these companies compete with us for executive talent and were similar to us in revenue, revenue growth rate, market capitalization, industry, and size. The Compensation Committee also determined that the companies in the peer group generally have executive officer positions that are comparable to ours in terms of breadth, complexity, and scope of responsibilities.

While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer groups, we believe that the companies represented in the surveys and peer group similarly compete for talent with such larger companies and hence are an appropriate comparison for our employment market. Our Compensation Committee uses market data as one information point when making compensation decisions, understanding that such data cannot be applied formulaically. The Compensation Committee used this market data to ensure that no individual element of the total compensation was below a level that, in the determination of the Compensation Committee, would prevent the Company from effectively competing for talent. In addition to market compensation studies, our Compensation Committee has historically taken into account other data, including input from the members of the Compensation Committee based on, among other things, their experience in compensation matters.

The Compensation Committee reviews the peer group annually and removes companies that it no longer believes are comparable and adds new companies that may now be comparable and have disclosed public information for which the Compensation Committee can compare. In fiscal year 2021, the Compensation Committee, based on the recommendations of Compensia, determined to use the following peer group in its review and determination of the compensation for executive officers for the year ending December 31, 2022:

REMOVED FROM THE PEER GROUP New Relic, Inc. SolarWinds Corporation
2022 PEER GROUP
Aspen Technology, Inc.	Paycom Software, Inc.	Splunk Inc.
DocuSign, Inc.	Paylocity Holding	Teladoc Health, Inc.
Dropbox, Inc.	Corporation	The Trade Desk, Inc.
Dynatrace, Inc.	Pegasystems Inc.	Twilio Inc.
Fair Isaac Corporation	Proofpoint, Inc.	Unity Software Inc.
Guidewire Software, Inc.	RingCentral, Inc.	Veeva Systems, Inc.
Hubspot, Inc.	Slack Technologies, Inc.
Okta, Inc.	Snap Inc.

New for 2022

In reviewing the peer group for appropriateness for the year ending December 31, 2022, or fiscal year 2022, as compared to fiscal year 2021, New Relic, Inc. and Solar Winds Corporation, were removed from the list of comparable companies because during fiscal year 2021, each of their market capitalization was generally no longer comparable to our market capitalization. Splunk Inc., Teladoc Health, Inc., and Unity Software Inc. were added to the list of peer companies for fiscal year 2022 because of their stronger fit with Zendesk’s updated financial profile.

Risks related to compensation policies and practices

As part of its oversight function, our Board, and the Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board has concluded that such compensation plans, including executive compensation, do not encourage risk-taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

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COMPENSATION DISCUSSION AND ANALYSIS

Other compensation policies

Stock ownership guidelines

Effective February 1, 2019, we adopted the Executive Officer and Non-Employee Director Stock Ownership Policy, or Stock Ownership Policy, that is applicable to our non-employee directors, Chief Executive Officer, and those employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act. The Stock Ownership Policy requires that non-employee directors hold equity in the Company with a value equal to at least three times the non-employee director’s annual Board cash compensation, the Chief Executive Officer own equity in the Company equal to at least three times his annual base salary and that all other covered executives own equity in the Company equal to at least one times his or her annual base salary. The Stock Ownership Policy provides for a phase-in period, which provides that an individual subject to the policy is required to be in compliance with the minimum equity ownership requirement by the first December 31st that occurs following the five-year anniversary of the date on which the non-employee director or Section 16 officer first became subject to the Stock Ownership Policy, or, if later, February 1, 2024. If the Stock Ownership Policy were hypothetically effective as of April 29, 2022, our non-employee directors, Chief Executive Officer and Chair, and employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act are currently in compliance with the Stock Ownership Policy. The Stock Ownership Policy also includes certain share retention obligations that apply to officers and directors who have not met the minimum equity ownership requirements by the end of their phase-in date or who cease to hold the minimum equity ownership at any time following such date.

STOCK OWNERSHIP REQUIREMENTS

Chief Executive Officer	3x annual base salary
All other Executive Officers	1x annual base salary
Non-employee Directors	3x annual cash compensation

Compensation “clawback” policy

On February 1, 2019, the Board adopted a policy that gives the Board (or any duly authorized committee of the Board) discretion to require that any of our Company’s executive officers, including the named executive officers, repay incentive-based compensation to our Company if the Board (or the committee to which it has delegated authority) determines, in its sole discretion based on relevant facts and circumstances, that the executive officer’s intentional misconduct or fraud caused our Company to materially restate all or a portion of its financial statements. The Compensation Committee believes that the clawback policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers.

Policy regarding the pricing and timing of equity awards

All equity awards to our employees, including executive officers, and to our directors have been granted at the closing price of our common stock on the NYSE on the date of grant and are reflected in our consolidated financial statements, in accordance with FASB ASC Topic 718, based on such price. While we have not adopted a policy pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information, and do not currently have any plans to implement such a policy, we generally do not grant stock options to executive officers during regularly scheduled quarterly blackout windows or in anticipation of the release of material nonpublic information.

We do not time the release of material nonpublic information for the purpose of affecting the value of equity awards or other compensation granted to our executive officers. We believe that the grant of equity awards should be made in the normal course of business, aligning the interests of the equity award recipients with those of the stockholders, rather than seeking to provide an immediate benefit to equity award recipients through the timing of equity award grants.

52

COMPENSATION DISCUSSION AND ANALYSIS

Death and Leave of Absence Policy

We have a death and leave of absence policy that provides that upon the termination of an employee’s or non-employee director’s employment or other service relationship due to death, (i) any equity awards that vest solely based on continued service to the Company and that are outstanding and held by such individual immediately prior to such individual’s death, will accelerate and vest effective the individual’s date of death, in an amount up to $1,000,000 for a non-Section 16 officer and in an amount up to $3,000,000 for a Section 16 officer; (ii) any PSUs that are outstanding and held by such individual immediately prior to such individual’s death will remain outstanding and eligible to performance vest in accordance with their terms and conditions based upon achievement of the applicable performance condition and subject to the certification of the performance metric attainment in accordance with the terms and conditions of such award; and (iii) if the individual is an employee that is eligible to receive an annual target bonus, such individual will be eligible to receive a pro-rata portion of their target annual bonus (if applicable), to be paid out within 60 days after the individual’s date of termination due to death.

The policy also states that upon an employee’s unpaid leave of absence, unless otherwise required by statute, contract or if Zendesk otherwise so provides in writing, the service-based vesting for any of the individual’s outstanding equity awards that vest solely or in part based on continued service will be paused.

Insider trading policy and Rule 10b5-1 sales plans

We have an insider trading policy that prohibits our officers, directors, and all other employees from engaging in, among other things, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Further, we have an additional policy that prohibits, among other things, officers, directors, and certain other persons from engaging in short sales, the use of our securities as collateral in a margin account, and the pledging of our securities as collateral for loans. Our insider trading policy permits our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

Tax considerations

Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain covered executive officers. As a general matter, while tax deductibility is one of several relevant factors considered by the Compensation Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) should not compromise the Company’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Compensation Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.

The Company accounts for equity-based compensation under the provisions of ASC No. 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 requires the recognition of the fair value of the equity-based compensation in net income. The fair value of PSUs with market-based conditions is determined using a Monte-Carlo valuation model. The fair value of RSUs and PSUs with service and performance-based conditions is determined based on the stock price on the date of grant. The fair value of stock option awards is estimated using a Black-Scholes option valuation model. Compensation expense for awards with only service conditions is recognized over the vesting period of the award using the straight-line method. Compensation expense for performance-based equity awards is recognized over the vesting period of the award using the accelerated attribution method.

2022 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Report of the Compensation Committee of the Board of Directors

The information contained in this Compensation Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that Zendesk specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the sections captioned “Compensation Discussion and Analysis” and “Executive Compensation” with management. Based on such review and discussions, the Compensation Committee recommended to our Board that these “Compensation Discussion and Analysis” and “Executive Compensation” sections be included in this proxy statement.

Compensation Committee

Carl Bass (Chair)
Hilarie Koplow-McAdams
Steve Johnson

Compensation committee interlocks and insider participation

During the fiscal year ended December 31, 2021, Messrs. Bass, Curtis, and Johnson and Ms. Koplow-McAdams served as members of the Compensation Committee. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

54

Summary compensation table—2021

Summary compensation table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to each Named Executive Officer for services rendered in all capacities to the Company for our fiscal years ended December 31, 2019, 2020 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non– Equity Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Executive Officers
Mikkel Svane,	2021	501,923	–	4,419,098	3,124,082	630,000	–	3,037	8,678,140
Chief	2020	500,000	–	3,491,734	2,491,384	–	–	6,212	6,489,330
Executive Officer	2019	450,000	–	1,897,693	1,484,179	554,625	–	22,647	4,409,144
Shelagh Glaser,	2021	285,000	500,000	4,851,703	3,467,289	448,875	–	6,053	9,558,921
Chief Financial Officer	2020	–	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–	–
Alex Constantinople,	2021	261,539	500,000	3,225,293	2,304,987	201,600	–	5,876	6,499,294
Chief	2020	–	–	–	–	–	–	–	–
Marketing Officer	2019	–	–	–	–	–	–	–	–
Adrian McDermott,	2021	421,615	–	2,742,184	1,948,378	396,900	–	8,817	5,517,894
Chief	2020	420,000	176,400	1,745,912	1,245,724	–	–	13,601	3,601,636
Technology Officer	2019	390,000	–	1,773,134	1,386,762	240,338	–	34,577	3,824,811
Norman Gennaro,	2021	401,538	–	2,209,627	1,562,096	552,000	–	8,780	4,734,041
President,	2020	400,000	456,000	1,745,912	1,245,724	–	–	15,065	3,862,700
Worldwide Sales	2019	350,000	–	1,143,012	893,946	408,800	–	35,236	2,830,994
Elena Gomez,	2021	154,039	–	2,209,627	1,562,096	–	–	6,536	3,932,297
Former Chief	2020	450,000	220,500	2,327,852	1,660,944	–	–	16,522	4,675,818
Financial Officer	2019	400,000	–	1,458,073	1,140,354	345,100	–	32,543	3,360,049
Marc Cabi,	2021	272,000	–	1,481,858	127,467	–	–	2,636	1,883,961
Former Deputy Chief	2020	–	–	–	–	–	–	–	–
Financial Officer	2019	–	–	–	–	–	–	–	–
and Interim Principal
Financial Officer
(1)	The amounts reported represent the aggregate grant date fair value of the stock awards granted to the Named Executive Officer in the fiscal years ended December 31, 2019, 2020, and 2021, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on February 15, 2022. The amounts reported in this column reflect the accounting cost for

2022 PROXY STATEMENT	55

EXECUTIVE COMPENSATION TABLES

these stock awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers upon vesting of the awards.
(2)	The amounts reported represent the aggregate grant date fair value of the stock options awarded to the Named Executive Officer in the fiscal years ended December 31, 2019, 2020, and 2021, as applicable, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column for fiscal year 2021 are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on February 15, 2022. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers upon exercise of the options.
(3)	The amounts reported represent the bonuses paid to the applicable Named Executive Officer pursuant to the Bonus Plan. See the “Executive Compensation Program Elements-Performance-Based Incentives” section under “Compensation Discussion and Analysis” for further discussion of the bonuses paid under the Bonus Plan in fiscal year 2021.
(4)	Amounts disclosed in this column include (i) Company contributions made to our Named Executive Officers’ 401(k) accounts, which contribution was made to all eligible employees generally, (ii) Company payments made to our Named Executive Officers for basic life insurance, which payments were made to all eligible employees generally, (iii) costs associated with a Company-provided credit card (and associated tax gross-up) and (iv) a farewell gift to Elena Gomez for her service as Chief Financial Officer (and associated tax gross-up).

Grants of plan-based awards in 2021

The following table sets forth information regarding grants of awards made to our Named Executive Officers during fiscal year 2021.

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)			All other Stock Awards: Number of Shares of Stock or units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Mikkel Svane		250,000	500,000	862,500
Chief Executive Officer	02/02/2021				28,333			4,419,098
	02/08/2021					56,666	155.97	3,124,082
Shelagh Glaser		178,125	356,250	614,531
Chief Financial Officer	02/02/2021				35,502			4,851,703
	05/29/2021					71,003	136.66	3,467,289
Alex Constantinople		110,400	240,000	484,800
Chief Marketing Officer	02/02/2021				24,447			3,225,293
	05/10/2021					48,893	131.93	2,304,987
Adrian McDermott		157,500	315,000	543,375
Chief Technology Officer	02/02/2021				14,167			2,209,627
	02/08/2021					28,334	155.97	1,562,096
	05/03/2021	8,864	252,000	14,847	3,696			532,557
	05/03/2021					7,391	144.09	386,282

56

EXECUTIVE COMPENSATION TABLES

Name and Principal Position		Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)			All other Stock Awards: Number of Shares of Stock or units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Norman Gennaro		184,000	400,000	808,000
President,	02/02/2021				14,167			2,209,627
Worldwide Sales	02/08/2021					28,334	155.97	1,562,096
Elena Gomez		168,750	337,500	582,188
Former Chief	02/02/2021				14,167			2,209,627
Financial Officer	02/08/2021					28,334	155.97	1,562,096
Marc Cabi		59,500	119,000	205,275
Former Deputy Chief	02/02/2021							533,520
Financial Officer and Interim	03/03/2021				3,744			948,338
Principal Financial Officer	03/03/2021				6,655	2,496 142.50		127,467
(1)	These columns represent awards granted under our Bonus Plan for performance in fiscal year 2021. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. At the end of fiscal year 2021, pursuant to the Bonus Plan, the Compensation Committee approved a payment reflecting the final attainment under the Bonus Plan. See the “Executive Compensation Program Elements-Performance-Based Incentives” section under “Compensation Discussion and Analysis” for further discussion of the bonuses paid under the Bonus Plan in fiscal year 2021. Actual cash incentive awards earned in fiscal year 2021 by the Named Executive Officers under our Bonus Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.
(2)	The restricted stock units were granted under our 2014 Plan, have a seven-year term, and vest monthly over four years, subject to the Named Executive Officer’s continued employment through each applicable vesting date.
(3)	The stock options were granted under our 2014 Plan, have a ten-year term, and vest monthly over four years, subject to the Named Executive Officer’s continued employment through each applicable vesting date.

2022 PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES

Outstanding equity awards at fiscal year-end table—2021

The following table summarizes, for each of the Named Executive Officers, the outstanding equity awards held as of December 31, 2021.

				Option Awards(1)				Stock Awards(1)(2)
Name and Principal Position	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Mikkel Svane Chief Executive Officer	02/13/2014	(3)(4)(5)	02/13/2014	1,096,886		9.52	02/13/2024
	02/05/2015	(4)(6)	02/05/2015	232,900		24.77	02/05/2025
	05/06/2016	(4)(6)	05/06/2016	75,000		23.44	05/06/2026
	05/09/2017	(4)(6)	05/09/2017	75,600		27.06	05/09/2027
	02/08/2018	(4)(6)	02/08/2018	62,099	2,701	38.50	02/08/2028
	02/07/2019	(4)(6)	02/07/2019	36,691	15,109	73.27	02/07/2029
	02/10/2020	(4)(6)	02/10/2020	35,882	42,408	89.20	02/10/2030
	02/08/2021	(4)(6)	02/08/2021	11,805	44,861	155.97	02/08/2031
	02/08/2018	(4)(6)	01/15/2018					676	70,500
	02/07/2019	(4)(6)	01/15/2019					7,015	731,594
	02/10/2020	(4)(6)	02/15/2020					21,204	2,211,365
	02/08/2021	(4)(6)	02/15/2021					22,431	2,339,329
Shelagh Glaser Chief Financial Officer	05/29/2021	(7)	05/28/2021		71,003	136.6600	05/29/2031
	05/29/2021	(7)	05/15/2021					35,502	3,702,504

Alex Constantinople Chief Marketing Officer	05/10/2021	(7)	05/10/2021		48,893	131.9300	05/10/2031
	05/10/2021	(7)	05/15/2021					24,447	2,549,578

Adrian McDermott Chief Technology Officer	05/03/2013	(5)(8)	04/23/2013	724		6.24	05/03/2023
	02/13/2014	(5)(8)	02/13/2014	144,698		9.52	02/13/2024
	02/05/2015	(6)	02/05/2015	125,000		24.77	02/05/2025
	05/06/2016	(6)	05/06/2016	32,500		23.44	05/06/2026
	05/09/2017	(6)	05/09/2017	33,600		27.06	05/09/2027
	02/08/2018	(6)	02/08/2018	42,165	1,835	38.50	02/08/2028
	02/07/2019	(6)	02/07/2019	34,282	14,118	73.27	02/07/2029
	02/10/2020	(6)	02/10/2020	17,941	21,205	89.20	02/10/2030
	02/08/2021	(6)	02/08/2021	5,902	22,432	155.97	02/08/2031
	05/03/2021	(6)	04/15/2021		7,391	144.09	05/03/2031
	02/08/2018	(6)	01/15/2018					459	47,869
	02/07/2019	(6)	01/15/2019					6,555	683,621
	02/10/2020	(6)	02/15/2020					10,603	1,105,787
	02/08/2021	(6)	02/15/2021					11,216	1,169,717
	05/03/2021	(6)	04/15/2021					3,696	385,456

58

EXECUTIVE COMPENSATION TABLES

				Option Awards(1)				Stock Awards(1)(2)
Name and Principal Position	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Norman Gennaro President, Worldwide Sales	01/09/2018	(7)	01/02/2018	79,602	2,398	35.47	01/09/2028
	02/07/2019	(6)	02/07/2019	14,099	9,101	73.27	02/07/2029
	02/10/2020	(6)	02/10/2020	14,941	21,205	89.2	02/10/2030
	02/08/2021	(6)	02/08/2021	5,902	22,432	155.97	02/08/2031
	01/31/2018	(7)	01/15/2018					2,398	250,087
	02/07/2019	(6)	01/15/2019					4,226	440,730
	02/10/2020	(6)	02/15/2020					10,603	1,105,787
	02/08/2021	(6)	02/15/2021					11,216	1,169,717
Marc Cabi	05/06/2016	(6)	05/06/2016	3,751		23.4400	05/06/2026
Former Deputy Chief Financial Officer and Interim Principal Officer	04/30/2018	(6)	04/30/2018	11,250		48.7500	04/30/2028
	04/28/2020	(6)	04/28/2020	2,666		71.9100	04/28/2030
	03/03/2021	(6)	03/15/2021	363		142.5000	03/03/2031

(1)	Each equity award was granted pursuant to our 2014 Plan, unless otherwise indicated below. Additionally, unless otherwise described in the footnotes below, the equity awards are not immediately exercisable, the vesting of each equity award on a vesting date is subject to the equity award holder’s provision of service through such vesting date, each equity award vests over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments thereafter, and each equity award will accelerate in full if, upon a “change in control” (as defined in the Acceleration Plan) of the Company, the Named Executive Officer’s employment with us is terminated by us without “cause” (as defined in the Acceleration Plan) or by the Named Executive Officer for “good reason” (as defined in the Acceleration Plan) at any time during the period that ends 12 months following the consummation date of the change in control of the Company.
(2)	Amounts calculated using the closing market price of a share of the Company’s common stock as of December 31, 2021, the last trading day of fiscal year 2021, which was $104.29.
(3)	This stock option vests in 60 equal monthly installments commencing on the vesting commencement date and is immediately exercisable. Mr. Svane transferred 521,889 shares subject to the stock option pursuant to a qualified domestic relations order, in fiscal year 2017.
(4)	This equity award will accelerate in full if, upon a “sale event” (as defined in the 2009 Stock Option and Grant Plan (the “2009 Plan”) or the 2014 Plan, as applicable) of the Company, Mr. Svane’s employment with us is terminated by us without “cause” (with a definition that is consistent with the definition in the Acceleration Plan) or by Mr. Svane for “good reason” (with a definition that is consistent with the definition in the Acceleration Plan) at any time during the period that ends 12 months following the consummation date of the change in control of the Company.
(5)	This stock option was granted under our 2009 Plan.
(6)	This equity award vests in 48 equal monthly installments commencing on the vesting commencement date.
(7)	This equity award vests over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments thereafter.
(8)	This stock option vests in 60 equal monthly installments commencing on the vesting commencement date and was immediately exercisable.

2022 PROXY STATEMENT	59

EXECUTIVE COMPENSATION TABLES

Option exercises and stock vested in 2021

The following table sets forth the number of shares of common stock acquired during fiscal year 2021 by our Named Executive Officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mikkel Svane Chief Executive Officer	482,625	57,348,406	32,889	4,311,443
Adrian McDermott Chief Technology Officer	37,440	4,664,320	20,561	2,691,942
Norman Gennaro President, Worldwide Sales	44,000	3,656,290	40,493	5,282,135
Elena Gomez Former Chief Financial Officer	182,603	18,973,826	7,931	1,161,211
Marc Cabi Former Deputy Chief Financial Officer and Interim Principal Financial Officer	0	0	10,162	1,389,737.53
(1)	The value realized on exercise is the difference between the market price of the shares of the Company’s common stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the day prior to the vesting date.

60

EXECUTIVE COMPENSATION TABLES

Employment arrangements

Offer letters and employment agreements

Shelagh Glaser. On April 27, 2021, we entered into an offer letter with Ms. Glaser for the position of Chief Financial Officer. The offer letter provides for her at-will employment and sets forth her initial base salary, initial target annual performance-based incentive, sign-on bonus in the amount of $500,000, initial equity award, eligibility to participate in the equity acceleration plan, certain additional severance and acceleration benefits if Ms. Glaser is terminated before the first anniversary of her date of hire, as described below, and eligibility for the Company’s benefit plans generally.

Alex Constantinople. On March 4, 2021, we entered into an offer letter with Ms. Constantinople for the position of Chief Marketing Officer. The offer letter provides for her at-will employment and sets forth her initial base salary, initial target annual performance-based incentive, sign-on bonus in the amount of $500,000, initial equity award, eligibility to participate in the equity acceleration plan, certain additional severance and acceleration benefits if Ms. Constantinople is terminated before the first anniversary of her date of hire, as described below, and eligibility for the Company’s benefit plans generally.

Norman Gennaro. On November 26, 2017, we entered into an offer letter with Mr. Gennaro for the position of Senior Vice President, Worldwide Sales. In November 2019, Mr. Gennaro was promoted to our President, Worldwide Sales. The offer letter provided for his at-will employment and sets forth his initial base salary, initial target annual performance-based incentive, sign-on bonus in the amount of $100,000, initial equity award, eligibility to participate in the equity acceleration provisions, and eligibility for the Company’s benefit plans generally.

Adrian McDermott. On June 16, 2010, we entered into an offer letter with Mr. McDermott for the position of Vice President of Engineering. In October 2016, Mr. McDermott was promoted to our President of Products. Effective April 2021, Mr. McDermott was appointed to the position of Chief Technology Officer. The offer letter generally provides for his at-will employment and sets forth his initial base salary, initial equity award, and eligibility for the Company’s benefit plans generally.

Elena Gomez. On April 6, 2016, we entered into an offer letter with Ms. Gomez for the position of Chief Financial Officer. The offer letter provides for her at-will employment and sets forth her initial base salary, initial target annual performance-based incentive, initial equity award, eligibility to participate in the equity acceleration plan, and eligibility for the Company’s benefit plans generally. Ms. Gomez’s employment with the Company terminated May 5, 2021.

Marc Cabi. On February 24, 2014, we entered into an offer letter with Mr. Cabi for the position of Vice President, Financial Strategy. Mr. Cabi served in various roles at the Company until 2020 when he was promoted to our SVP of Investor Relations and Strategic Finance & Analytics. In April 2021, Mr. Cabi was appointed as the Company’s Deputy Chief Financial Officer and, effective May 5, 2021, interim principal financial officer of the Company. Upon Ms. Glaser’s commencement of employment on May 28, 2021, Ms. Glaser replaced Mr. Cabi as principal financial officer of the Company, and Mr. Cabi continued to be the Company’s Deputy Chief Financial Officer. The offer letter provides for his at-will employment and sets forth his initial base salary, initial target annual performance-based incentive, initial equity award, eligibility to participate in the equity acceleration plan, and eligibility for the Company’s benefit plans generally. Mr. Cabi’s employment with the Company terminated November 8, 2021.

2022 PROXY STATEMENT	61

EXECUTIVE COMPENSATION TABLES

Potential payments upon termination or change in control

Acceleration of equity awards and severance

Mikkel Svane. In the event of a “sale event” (as defined in the 2009 Plan or the 2014 Plan, as applicable), if Mr. Svane’s employment is terminated by us without “cause” or by Mr. Svane for “good reason” ( with definitions consistent with those in the Acceleration Plan) at any time during the period that ends 12 months following the sale event, then 100% of the outstanding and unvested equity awards held by Mr. Svane will be fully accelerated.

Shelagh Glaser. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Ms. Glaser’s employment is terminated by us without “cause” or by Ms. Glaser for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Ms. Glaser will be fully accelerated. Furthermore, if Ms. Glaser’s employment is terminated by us without “cause” prior to the first anniversary of her date of hire, Ms. Glaser is also entitled to receive (subject to her execution of a release of claims) accelerated vesting of an amount of shares subject to the stock option and RSU award granted to her in connection with her hire that would have vested on the first anniversary of the “vesting commencement date” of each award. If Ms. Glaser’s employment was terminated by us without “cause” on December 31, 2021, without the occurrence of a change in control, she would be entitled to (i) a lump sum severance payment equal to $285,000, (ii) a payment of $27,745 in respect of 12 months of benefit coverage (including health insurance, dental insurance, vision insurance, an employee assistance program, and the subscription fee for an application related to mental health services), and (iii) accelerated vesting of her 71,003 new hire stock options and her new hire RSU award in respect of 35,502 shares of Company common stock, which awards would have had an aggregate value of $3,702,503.58 based on the Company’s December 31, 2021 closing stock price of $104.29 per share.

Alex Constantinople. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Ms. Constantinople’s employment is terminated by us without “cause” or by Ms. Constantinople for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Ms. Constantinople will be fully accelerated. Additionally, pursuant to the provisions of her offer letter, in the event that Ms. Constantinople’s employment is terminated by us without “cause”, Ms. Constantinople will be entitled (subject to her execution of a release of claims) to a lump sum amount equal to twelve months of her base salary in effect at the time of termination. Furthermore, if Ms. Constantinople’s employment is terminated by us without “cause” prior to the first anniversary of her date of hire, Ms. Constantinople is entitled to receive (subject to her execution of a release of claims) accelerated vesting of an amount of shares subject to the stock option and RSU award granted to her in connection with her hire that would have vested on the first anniversary of the “vesting commencement date” of each award. If Ms. Constantinople’s employment was terminated by us without “cause” on December 31, 2021, without the occurrence of a change in control, she would be entitled to (i) a lump sum severance payment equal to $261,539, and (ii) accelerated vesting of her 48,893 new hire stock options and her new hire RSU award in respect of 24,447 shares of Company common stock, which awards would have had an aggregate value of $2,549,577.63 based on the Company’s December 31, 2021 closing stock price of $104.29 per share.

Norman Gennaro. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Mr. Gennaro’s employment is terminated by us without “cause” or by Mr. Gennaro for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Mr. Gennaro will be fully accelerated.

62

EXECUTIVE COMPENSATION TABLES

Adrian McDermott. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Mr. McDermott’s employment is terminated by us without “cause” or by Mr. McDermott for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Mr. McDermott will be fully accelerated.

Elena Gomez. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Ms. Gomez’s employment had been terminated by us without “cause” or by Ms. Gomez for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Ms. Gomez would have been fully accelerated. Ms. Gomez’s employment with the Company terminated May 5, 2021.

Marc Cabi. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Mr. Cabi’s employment had been terminated by us without “cause” or by Mr. Cabi for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Mr. Cabi would have been fully accelerated. Mr. Cabi’s employment with the Company terminated November 8, 2021.

Value of potential payments upon termination or change in control

PAYMENT ON QUALIFYING TERMINATION IN CONNECTION WITH CHANGE IN CONTROL($)(1)

Name	Value of Accelerated Stock Options ($)(2)	Value of Accelerated Restricted Stock Units ($)(3)	Total ($)
Mikkel Svane, Chief Executive Officer	1,286,317	5,352,789	6,639,106
Shelagh Glaser, Chief Financial Officer	0	3,702,504	3,702,504
Adrian McDermott, President of Products	878,648	3,392,449	4,271,097
Norman Gennaro, President of Sales	767,326	2,966,320	3,733,646
Alexandra Hoffner, Chief Marketing Officer	0	2,549,578	2,549,578
Marc Cabi, Depute Chief Financial Officer	0	0	0
Elena Gomez, Chief Financial Officer	0	0	0
(1)	A qualifying event for a Named Executive Officer is deemed to occur when the conditions set forth in the section “Potential Payments upon Termination or Change in Control—Acceleration of Equity Awards” have been met.
(2)	Based on a common stock price of $104.29, equal to the closing market price of the Company’s common stock on December 31, 2021, the last trading day of fiscal year 2021, less the applicable exercise price for each option for which vesting would have been accelerated.
(3)	Based on a common stock price of $104.29, equal to the closing market price of the Company’s common stock on December 31, 2021, the last trading day of fiscal year 2021, for each Restricted Stock Unit for which vesting would have been accelerated.

2022 PROXY STATEMENT	63

EXECUTIVE COMPENSATION TABLES

CEO pay ratio

In the following table, we have disclosed the median employee’s annual total compensation, the annual total compensation of Mr. Svane, our chief executive officer (“CEO”), and the ratio between the two.

2021 CEO annual total compensation	$8,678,140
2021 median employee annual total compensation	$160,658
Ratio of CEO to median employee compensation	54:1

Due to the administrative burden to collect payroll data for all employees in the twenty-two countries in which we currently operate, for fiscal year 2021, we have revised our methodology used to identify the median employee and in calculating the annual total compensation for employees other than the CEO. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation for employees other than the CEO. Compensation data was gathered for our entire employee population as of December 31, 2021, excluding Mr. Svane, for a trailing 12-month period. As of that date, we had approximately 5,866 employees globally, including full-time and part-time employees, employees on leave of absence and temporary employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from Zendesk’s internal records as of December 31, 2021: (1) annual base salary rate; (2) annual target bonuses and commissions; and (3) total value of equity granted in such fiscal year. We selected these compensation elements because they represent our principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the market rates as of December 31, 2021. In identifying the median employee, we have considered all employees who joined our company through acquisitions during the last fiscal year, and we did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K. In accordance with SEC rules, after identifying our median employee, the 2021 annual total compensation of the median employee and our CEO were determined using the same methodology that we use to determine our Named Executive Officers’ annual total compensation for the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our initial records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO pay ratio measure in making compensation decisions.

64

EXECUTIVE COMPENSATION TABLES

Equity compensation plan information

The table below presents information as of December 31, 2021 for our compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of common stock to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)
Equity compensation plans approved by stockholders(2)	7,858,010	$44.71	23,757,056
Equity compensation plans not approved by stockholders(3)	0	$0.00	0
Total	7,858,010	$44.71	23,757,056
(1)	The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)	Includes our 2009 Plan, 2014 Plan and our ESPP. Our 2014 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2015, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. Our ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2015, by the lesser of 1,500,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. On January 1, 2021, the number of shares available for issuance under our 2014 Plan and our ESPP increased to 5,874,332 shares and 1,174,866 shares, respectively, pursuant to these provisions. These increases are reflected in the table above.
(3)	Consists of awards granted outside of our 2014 Plan and intended to qualify as “employment inducement awards” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual.

Pension benefits

Aside from our 401(k) plan, which is described below, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.

Non-qualified deferred compensation

We do not maintain any non-qualified deferred compensation plans or arrangements under which our Named Executive Officers are entitled to participate.

Section 401(k) plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual statutory limits. For fiscal year 2021, we matched the first 2% of eligible contributions made to the plan by our employees, including our Named Executive Officers. Such matching contributions were immediately and fully vested. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

2022 PROXY STATEMENT	65

Selection of independent registered
public accounting firm

Auditor fees

The following table sets forth the fees billed or expected to be billed by Ernst & Young LLP for audit, audit-related, tax, and all other services rendered for 2021 and 2020:

Fee Category	2021 ($)	2020 ($)
Audit Fees	3,336,563	3,363,227
Audit-Related Fees	748,500	439,500
Tax Fees	1,266,234	772,775
All Other Fees	3,170	2,905
Total Fees	5,354,467	4,578,408

Consist of aggregate fees for professional services provided in connection with the annual audits of our consolidated financial statements and internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, and fees related to accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.

Audit-related fees

Consist of aggregate fees for professional services related to Statement on Standards for Attestation Engagements (“SSAE”) No. 16, and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax fees

Consist of aggregate fees for tax compliance and consultation services.

All other fees

Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

66

AUDIT MATTERS

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent registered public accounting firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The Audit Committee has pre-approved all services performed since the pre-approval policy was adopted.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that Zendesk specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of our Board. The Audit Committee consists of the four directors whose names appear below. None of the members of the Audit Committee is an officer or employee of Zendesk, and our Board has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE.

The Audit Committee’s general role is to assist our Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for fiscal year 2021 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and Commission.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to our Board that the Company’s audited consolidated financial statements for fiscal year 2021 be included in its Annual Report on Form 10-K for 2021.

Audit Committee(1)

Thomas Szkutak (Chair)
Michael Frandsen
Brandon Gayle
Ronald Pasek(2)

(1)	Michelle Wilson was a member of the Audit Committee until her resignation from the Board on July 6, 2022.
(2)	Mr. Pasek was appointed to the Audit Committee on July 6, 2022 and therefore did not participate in the reviews, discussion and recommendations discussed in this report.

2022 PROXY STATEMENT	67

Number of directors; Board structure

Our Board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting, the term of the Class III directors expires at the 2023 annual meeting, and the term of the Class I directors expires at the 2024 annual meeting. Following re-election of a director, such director is expected to hold office for a three-year term or until the election and qualification of his or her successor in office. On March 31, 2021, the Board approved an increase in the size of the Board from eight (8) to ten (10), which increased the number of Class II directors from three (3) to four (4), and increased the size of the Class III directors from two (2) to three (3). On July 6, 2022, in connection with the resignation of Michelle Wilson from the Board and the appointment of Ronald Pasek to the Board, the Board decreased the number of Class I directors from three (3) to two (2) and increased the number of Class II directors from four (4) to five (5). Effective as of the Annual Meeting, the Board further approved a decrease in the size of the Board from ten (10) to eight (8), which decreased the number of Class II directors from five (5) to three (3).

Nominees

Our Board has nominated each of Michael Frandsen, Brandon Gayle, and Ronald Pasek for election as a Class II director of the Company, to hold office until the 2025 annual meeting of stockholders or until his successor is duly elected and qualified, subject to his earlier resignation or removal.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. Each of the nominees is a current member of our Board and has consented to serve if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

68

We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP served as our independent registered public accounting firm during our fiscal year ended December 31, 2021.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

2022 PROXY STATEMENT	69

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders.

Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Board and the Compensation Committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.

Recommendation of our Board OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

70

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission which we refer to as an advisory vote to approve the compensation of our Named Executive Officers.

By voting with respect to this Proposal Four, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our Named Executive Officers every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this Proposal Four. Our Board has determined that an annual non-binding advisory vote to approve the compensation of our Named Executive Officers will allow our stockholders to provide timely and direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. The option of once every one year, two years, or three years that receives the affirmative vote of the holders of a majority of the votes cast will be determined to be the preferred frequency of the stockholders with which the Company is to hold future votes to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers and will be adopted by the Company.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY 1 YEAR AS THE
PREFERRED FREQUENCY FOR NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OUR
NAMED EXECUTIVE OFFICERS.

2022 PROXY STATEMENT	71

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 27, 2022, for:

●	each of our Named Executive Officers;
●	each of our directors;
●	all of our directors and executive officers as a group; and
●	each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

We have determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have deemed shares of our common stock subject to options and restricted stock units outstanding as of June 27, 2022 that were exercisable or issuable or will become exercisable or issuable within 60 days of June 27, 2022 to be outstanding and to be beneficially owned by the person holding the option or restricted stock unit for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock on 123,275,893 shares of our common stock outstanding as of June 27, 2022.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zendesk, Inc., 989 Market Street, San Francisco, California 94103.

Named Executive Officers and Directors:	Amount and Nature of Beneficial Ownership	Ownership %
Mikkel Svane(1)	2,525,857	2.0%
Shelagh Glaser(2)	33,434	*
Alex Constantinople(3)	24,399	*
Adrian McDermott(4)	540,190	*
Norman Gennaro(5)	142,385	*
Elena Gomez(6)	4,665	*
Marc Cabi(7)	335	*
Archana Agrawal(8)	1,962	*
Carl Bass(9)	67,204	*
Michael Curtis(10)	43,326	*
Michael Frandsen(11)	15,445	*
Brandon Gayle(12)	2,324	*
Steve Johnson(13)	2,303	*
Hilarie Koplow-McAdams(14)	14,761	*
Ronald Pasek	–	–
Thomas Szkutak(15)	10,430	*

72

INFORMATION ABOUT STOCK OWNERSHIP

All directors and executive officers as a group (17 persons)(16)	3,676,338	2.92%
5% or Greater Stockholders
Capital World Investors(17)	14,813,891	12.0%
The Vanguard Group(18)	11,461,432	9.3%
BlackRock, Inc.(19)	6,674,928	5.4%
Total of all Directors, Officers, and >5% Shareholders	36,626,589	29.1%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Consists of (i) 852,934 shares held of record, (ii) 82,000 shares held of record by the Svane Family Foundation, (iii) 1,587,033 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022, and (iv) 3,890 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(2)	Consists of (i) 7,161 shares held of record, (ii) 23,773 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022, and (iii) 2,500 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(3)	Consists of (i) 5,243 shares held of record, (ii) 17,423 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022, and (iii) 1,733 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(4)	Consists of (i) 93,573 shares held of record, (ii) 443,387 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022, and (iii) 3,230 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(5)	Consists of (i) 29,813 shares held of record, (ii) 108,985 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022, and (iii) 3,587 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(6)	Consists of 4,665 shares held of record. The shares held of record are based on Ms. Gomez’s last Form 4 filed with the SEC on April 16, 2021.
(7)	Consists of 335 shares held of record. The shares held of record are based on Mr. Cabi’s last Form 4 filed with the SEC on May 26, 2021.
(8)	Consists of 1,962 shares held of record.
(9)	Consists of (i) 17,204 shares held of record, (ii) 50,000 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022.
(10)	Consists of (i) 13,581 shares held of record, (ii) 26,026 shares subject to outstanding options which are exercisable within 60 days of June 27, 2022, and (iii) 3,719 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(11)	Consists of 15,445 shares held of record.
(12)	Consists of 2,324 shares held of record.
(13)	Consists of 2,303 shares held of record.
(14)	Consists of 14,761 shares held of record.
(15)	Consists of 10,430 shares held of record.
(16)	Consists of (i) 1,216,440 shares held of record by our current directors and executive officers, (ii) 2,435,849 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of June 27, 2022, and (iii) 24,049 shares issuable within 60 days of June 27, 2022 upon the vesting of restricted stock units.
(17)	Based on the Schedule 13G/A filed with the SEC on February 11, 2022 by Capital World Investors. Capital World Investors beneficially owned 14,813,891 shares having sole voting power over 14,788,706 shares and sole dispositive power over 14,813,891 shares. The address for Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(18)	Based on the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group. The Vanguard Group, an investment adviser, beneficially owned 11,461,432 shares, with shared voting power over 114,800 shares, sole dispositive power over 11,201,248 shares, and shared dispositive power over 260,184 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(19)	Based on the Schedule 13G/A filed with the SEC on March 11, 2022 by BlackRock, Inc., BlackRock, Inc. beneficially owned 6,674,928 shares, with BlackRock, Inc. having sole voting power over 5,937,515 shares, and sole dispositive power over 6,674,928 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

2022 PROXY STATEMENT	73

Our Board solicits your proxy on our behalf for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation, or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2022 Annual Meeting of Stockholders (the “Proxy Statement”) and the accompanying Notice of 2022 Annual Meeting of Stockholders. The Annual Meeting will be held virtually on August 17, 2022 at 8:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEN2022, where you will be able to listen to the meeting live, submit questions, and vote online.

In this Proxy Statement, the terms “Zendesk,” “the Company,” “we,” “us,” and “our” refer to Zendesk, Inc. and its subsidiaries. The mailing address of our principal executive offices is Zendesk, Inc., 989 Market Street, San Francisco, CA 94103.

Record Date
June 27, 2022.

Quorum
A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present at the virtual Annual Meeting or represented by proxy to constitute a quorum.

Shares Outstanding
123,275,893 shares of common stock outstanding as of the Record Date.

Voting
There are four ways a stockholder of record can vote:

(1)

directly at the Annual Meeting—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEN2022, where stockholders may vote and submit questions during the Annual Meeting. The meeting starts at 8:00 a.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting;

(2)	via the Internet at www.proxyvote.com;
(3)	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on August 16, 2022. Please have your 16-Digit Control Number when you call; or
(4)	by completing, signing, dating, and mailing your proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on August 16, 2022. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy
Stockholders of record may revoke their proxies by attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy), by filing an instrument in writing revoking the proxy, by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted, or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

74

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Votes Required to Adopt Proposals
Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the affirmative vote of the majority of the votes properly cast is required for the election of each nominee to the Board. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. If the votes cast for any nominee do not exceed the votes cast against the nominee, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to our corporate governance guidelines.

For Proposal Two, the affirmative vote of the majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. This means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal.

For Proposal Three, the affirmative vote of the majority of the votes properly cast is required in order for our stockholders to approve the compensation of our Named Executive Officers. This means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee of our Board, or the Company. Our Board and the Compensation Committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.

For Proposal Four, the affirmative vote of the majority of the votes properly cast will be determined to be the preferred frequency of the stockholders with which the Company is to hold future votes to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers and will be adopted by the Company.

Effect of Abstentions and Broker Non-Votes
Abstentions, and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Abstentions are not considered votes cast for Proposal One, Proposal Two, Proposal Three or Proposal Four, and will have no effect on the votes for these proposals.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with regard to Proposal One, Proposal Three or Proposal Four unless you affirmatively provide the broker instructions on how to vote. Broker non-votes also will have no effect on the outcome of Proposal One, Proposal Three or Proposal Four.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of the nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the non-binding advisory vote to approve the compensation of our Named Executive Officers and “FOR” the option of once every one year as the preferred frequency for non-binding advisory votes to approve the compensation of our Named Executive Officers. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

2022 PROXY STATEMENT	75

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Additional Solicitation/Costs
We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the Notice and proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email, or facsimile, but they do not receive additional compensation for providing those services.

Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in street name. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our 2021 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to receive separate proxy cards.

●	Registered Stockholders: If you are a registered stockholder and would like to enroll in this service, withdraw from this service, or receive additional copies of our 2021 Annual Report and proxy materials, as applicable, mailed to you, please contact Broadridge Financial Solutions, Inc., either by calling 1-866-540-7095 (toll free), or by writing to Broadridge Householding department, 51 Mercedes Way, Edgewood, NY 11717. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
●	Street Name Holders: Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

76

Requirements for stockholder proposals to be brought before the annual meeting

Our amended and restated bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. Since our Annual Meeting is being held virtually on August 17, 2022, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than April 19, 2023 and no later than May 19, 2023, in order to be raised at our 2023 annual meeting of stockholders. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than April 19, 2023. Such proposals must be delivered to our Secretary, c/o Zendesk, Inc., 989 Market Street, San Francisco, CA 94103.

2022 PROXY STATEMENT	77

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

78

zendesk

989 Market St
San Francisco, CA 94103
zendesk.com

888-670-4887

ZENDESK, INC.
989 MARKET STREET
SAN FRANCISCO, CA 94103

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ZEN2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D89124-Z83236	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ZENDESK, INC.

The Board of Directors recommends you vote FOR
the following:

1.	To elect the following Class II Director Nominees:

	Nominees:		For	Against	Abstain

	1a.	Michael Frandsen	☐	☐	☐
	1b.	Brandon Gayle	☐	☐	☐
	1c.	Ronald Pasek	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Zendesk's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

3.	Non-binding advisory vote to approve the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the option EVERY 1 YEAR for the following proposal:		Every 1 Year	Every 2 Years	Every 3 Years	Abstain

4.	Advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

D89125-Z83236

ZENDESK, INC.
Annual Meeting of Stockholders
August 17, 2022 8:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mikkel Svane and Shanti Ariker as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of Zendesk, Inc. (the "Company") standing in the name of the undersigned on June 27, 2022, with all powers which the undersigned would possess if present at the 2022 Annual Meeting of Stockholders of the Company to be held on August 17, 2022 virtually at www.virtualshareholdermeeting.com/ZEN2022 or at any adjournment, continuation, or postponement thereof. Receipt of the Proxy Statement and the 2021 Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) "FOR" the election of each of the nominees for director; (ii) "FOR" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) "FOR" the non-binding advisory vote to approve the compensation of our Named Executive Officers; (iv) for the option "EVERY 1 YEAR" for the advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers; and (v) in the discretion of the proxies, upon such other matters as may properly come before the 2022 Annual Meeting of Stockholders.

Continued and to be signed on reverse side